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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATMEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ATMEL CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2013
2:00 p.m.

Dear Atmel Stockholders:

        Our Annual Meeting of Stockholders will be held on Thursday, May 9, 2013 at 2:00 p.m., local time, at our offices located at 1600 Technology Drive, San Jose, California 95110, for the following purposes:

          1.     To elect the seven (7) directors listed in the accompanying Proxy Statement to serve until our next annual meeting and their successors are duly elected;

          2.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

          3.     To hold a non-binding, advisory vote to approve the compensation paid to our named executive officers;

          4.     To approve an amendment to our 2005 Stock Plan; and

          5.     To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        We are taking advantage of a Securities and Exchange Commission rule that allows us to furnish our proxy materials over the Internet to our stockholders rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders' timely access to this important information. Accordingly, unless you have previously requested to receive our proxy materials in paper form, you will receive a Notice of Internet Availability of Proxy Materials (the "Notice"), which we expect to mail on or about March 29, 2013. Only stockholders of record at the close of business on March 18, 2013 may vote at the annual meeting and any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible by using the Internet, as instructed on the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. Any stockholder attending the annual meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. For further details, please see the section entitled "Voting" on page three of the accompanying Proxy Statement.

FOR THE BOARD OF DIRECTORS

Steven Laub President and Chief Executive Officer

San Jose, California
March 29, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 9, 2013:
The Proxy Statement and Annual Report to Stockholders are available at
materials.proxyvote.com/ATMEL/PRXYMAT/2013

ATMEL CORPORATION

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

 INFORMATION CONCERNING SOLICITATION AND VOTING

General

        These proxy materials are furnished to holders of the common stock of Atmel Corporation ("Atmel," "we," "us," or the "Company") in connection with the solicitation of proxies by our Board of Directors (the "Board") for the Annual Meeting of Stockholders to be held on Thursday, May 9, 2013, at 2:00 p.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our offices located at 1600 Technology Drive, San Jose, California 95110. Our telephone number at that location is (408) 441-0311. Our internet address is www.atmel.com. The information posted on our website is not incorporated into this Proxy Statement.

        This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 were first furnished on or about March 29, 2013 to all stockholders entitled to vote at the meeting.

Notice of Internet Availability of Proxy Materials

        In accordance with the "notice and access" rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our Proxy Statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2012 (collectively, the "Proxy Materials") to stockholders entitled to vote at the annual meeting, we are furnishing the Proxy Materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the Proxy Materials. Instead, the Notice will instruct you as to how you may access and review the Proxy Materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the Proxy Materials, please follow the instructions for requesting such materials included in the Notice.

Record Date and Voting Securities

        Only holders of record of our common stock at the close of business on March 18, 2013 (the "Record Date") are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. Stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for voting. At the Record Date, 428,146,265 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding. For information regarding security ownership by our executive officers and directors and by the beneficial owners of more than 5% of our common stock, see "Security Ownership" below.

Quorum

        The presence of the holders of a majority of our shares of common stock entitled to vote generally at the annual meeting is necessary to constitute a quorum. Stockholders are counted as present at the meeting if they (1) are present in person at the annual meeting or (2) have properly submitted a proxy card or voted by telephone or over the Internet.

 Required Vote; Abstentions and Broker Non-Votes

Proposal Number	Item	Votes Required for Approval	Abstentions(2)	Broker Non-Votes (Uninstructed Shares)
1	Election of directors	Majority of shares cast(1)	Not voted	Not voted
2	Ratification of independent auditor	Majority of shares present or represented by proxy and entitled to vote	Has same effect as a vote against	Broker discretion to vote
3	Advisory vote to approve executive compensation ("Say on Pay")	Majority of shares present or represented by proxy and entitled to vote	Has same effect as a vote against	Not voted
4	Amendment to the 2005 Stock Plan	Majority of shares present or represented by proxy and entitled to vote	Has same effect as a vote against	Not voted

(1)
Pursuant to our bylaws, abstentions are not considered to be "votes cast" for the election of directors.

(2)
With respect to Proposals Two, Three, and Four, an abstention is deemed to be "entitled to vote" and, therefore, has the same effect as a vote against Proposals Two, Three and Four.

        Election of Directors.    Directors will be elected by the affirmative vote of a majority of the votes cast, which, pursuant to our bylaws, excludes abstentions. Under our bylaws, a "majority" means that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election.

        Ratification of the Appointment of Independent Accounting Firm.    Ratification of the appointment of our independent registered public accounting firm, as described in Proposal Two below, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. For the purpose of this proposal, abstentions are deemed "entitled to vote" and, therefore, count as a vote against the proposal.

        Advisory Vote to Approve Executive Compensation.    Approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in Proposal Three below, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. For the purpose of this proposal, abstentions are deemed "entitled to vote" and, therefore, count as a vote against the proposal.

        Approval of Amendment to the 2005 Stock Plan.    Approval of the amendment to the 2005 Stock Plan, as described in Proposal Four below, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. For the purpose of this proposal, abstentions are deemed "entitled to vote" and, therefore, count as a vote against the proposal.

        Calculating Votes.    Under the General Corporation Law of the State of Delaware, an abstaining vote is considered present and entitled to vote and, therefore, is included for purposes of determining whether a quorum is present at the annual meeting. Pursuant to our bylaws, abstentions are not considered to be "votes cast" for the election of directors listed in Proposal One and will not affect the outcome of the election of directors. With respect to Proposals Two, Three, and Four an abstention is deemed to be "entitled to vote" and, therefore, has the same effect, if no vote is actually indicated, as a vote against Proposals Two, Three and Four.

        Under the General Corporation Law of the State of Delaware, a broker "non-vote" is not deemed to be a "vote cast" and, therefore, will not affect the outcome of the election of directors. While a broker

"non-vote" is considered present for purposes of determining whether a quorum is present at the annual meeting, it is not considered "entitled to vote" and, therefore, not included in the tabulation of the voting results for Proposals Two, Three and Four. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Recommendation of the Board of Directors

        The Board unanimously recommends that you vote your shares:

  •
  "FOR" each of the nominees listed in Proposal One below;

  •
  "FOR" the ratification of the appointment of KPMG LLP as Atmel's independent registered public accounting firm for the fiscal year ending December 31, 2013;

  •
  "FOR" the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers; and

  •
  "FOR" the amendment to the 2005 Stock Plan.

Voting

        All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

        Stockholders of record — If your shares are registered directly in your name with Atmel's transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and the Notice has been sent directly to you by Atmel. As a stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number listed on the Notice or the proxy card, or by requesting a proxy card by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com and completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the annual meeting in order for your shares to be voted. Specific instructions for using the telephone and Internet voting systems are on the Notice and the proxy card. The telephone and Internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern time) on May 8, 2013. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

        If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting. If you plan to attend the annual meeting, please bring proof of identification for entrance to the annual meeting. You may obtain directions to our corporate headquarters in order to attend the annual meeting by calling (408) 441-0311.

        Beneficial owners — Many Atmel stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name," and the Notice has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting.

        Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

Changing Vote; Revocability of Proxies

        Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual meeting.

        Stockholders of record — If you are a stockholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 1600 Technology Drive, San Jose, California 95110), prior to your shares being voted at the annual meeting, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid later Internet or telephone vote.

        Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the annual meeting and voting in person.

Effect of Not Casting Your Vote, Abstentions and Broker Non-Votes

        Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

        Beneficial owners — If you are the beneficial owner of shares held by a broker or other custodian, it is critical that you cast your vote if you want it to count. You may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement or by obtaining a "legal proxy" from your broker or other custodian and attending our annual meeting and voting by person. If you choose not to provide instructions or vote in person with a legal proxy, your shares are referred to as "uninstructed shares" or broker non-votes. Generally, your broker or custodian does not have the discretion to vote uninstructed shares on your behalf, although there are some exceptions depending on the ballot item.

        Broker Non-Votes — Brokers and custodians cannot vote uninstructed shares on your behalf on director elections, on the advisory vote to approve executive compensation, or to approve the amendment to the 2005 Stock Plan. For your vote to be counted on those proposals, you must submit your voting instruction form to your broker or custodian.

        Abstentions — With respect to Proposal One, pursuant to our bylaws, abstentions are not considered to be "votes cast" and, therefore, will not affect the outcome of the election of directors. With respect to Proposals Two, Three, and Four, an abstention is deemed to be "entitled to vote" and, therefore, has the same effect as a vote against such proposals.

 Expenses of Solicitation

        We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Proxy Materials, the Notice, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services.

Stockholder Proposals to Be Presented at Next Annual Meeting

        Requirements for stockholder proposals to be considered for inclusion in Atmel's proxy materials. Stockholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 1600 Technology Drive, San Jose, California 95110, Attn: Corporate Secretary. To be eligible for inclusion, stockholder proposals must be received no later than November 29, 2013, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Requirements for stockholder business or nominations to be brought before Atmel's annual meetings.    Under our bylaws, we have an advance notice procedure for stockholders who wish to present certain proposals at our annual meeting of stockholders, including nominations of persons for election to the Board and stockholder proposals not otherwise included in our proxy statement. Stockholder proposals, including the nomination of a person for election to the Board, may not be brought before the annual meeting unless, among other things: (1) the proposal contains certain information specified in the bylaws, and (2) the proposal is received by us not less than 120 days before the one year anniversary of the date on which Atmel first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders, which will be November 29, 2013 for the next annual meeting; provided, however, that in the event that we did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year's meeting, then the deadline for receipt of notice by a stockholder is no later than the close of business on the later of: (1) 120 days prior to the meeting and (2) ten days after public announcement of the meeting date. A copy of the full text of these bylaw provisions may be obtained by writing to our Corporate Secretary at the address above.

        Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth below in "Corporate Governance — Director Candidates."

Delivery of Proxy Materials to Stockholders

        If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice or Proxy Materials unless we received contrary instructions from you. Stockholders may request to receive a separate copy of the Notice or Proxy Materials, by writing to Atmel Corporation, 1600 Technology Drive, San Jose, California 95110, Attention: Corporate Secretary or calling (408) 441-0311 and we will deliver separate copies of the Notice and/or the Proxy Materials. Alternatively, stockholders who share an address and receive multiple copies of the Notice or Proxy Materials may request to receive a single copy by following the same instructions.

 CORPORATE GOVERNANCE

Corporate Governance Overview

        Atmel is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our corporate governance practices and policies are designed to promote those ethics and principles and enhance stockholder value.

        Our Board provides independent leadership through the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our website at
http://ir.atmel.com/governance.cfm.

        Information about some of our key corporate governance practices and policies are set forth below:

  Board Structure

  •
  Majority of Independent Directors.  Five out of seven of our directors are independent of Atmel and management;

  •
  All Committees Consist Entirely of Independent Directors.  All the members of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent;

  •
  Split Chairman and CEO Roles.  Our Chairman and CEO roles are separated; our Chairman is an independent director and not an employee;

  •
  No Family Relationships.  None of our directors has family relationships with other directors or our executive officers; and

  •
  Written Governance Principles.  Our Board has adopted, maintains, and makes available to investors, written corporate governance principles.

  Compensation Practices

  •
  Pay-for-Performance.  Our executive compensation is focused on pay-for-performance. For 2012, approximately 81.3% of our named executive officer's total target compensation was variable-based. Of that 81.3%, approximately 62.2% was focused on long-term performance and was paid through equity grants that vest over a four year period and which seek to encourage and promote a long-term perspective and outlook;

  •
  No Guaranteed Bonuses.  None of our named executive officers have received, or are eligible to receive, guaranteed bonuses;

  •
  No Short Sales or Hedging.  Our directors and officers are prohibited from engaging in short sale or hedging transactions and from pledging equity as collateral for loans;

  •
  Mandatory Stock Ownership for Directors.  Our directors are subject to mandatory stock ownership requirements and must maintain ownership levels equal to at least three times the annual cash retainer they receive (because our Board enacted this requirement in 2011, our directors have until February 18, 2014 to satisfy these requirements);

  •
  No Tax Gross-Ups.  Our executive officers do not receive tax gross-ups on compensation; and

  •
  Formal Compensation Policies.  We have adopted formal compensation policies and requirements, as further described in the section below entitled "Executive Compensation."

  Shareholder Rights

  •
  No Staggered Board.  All of our directors are elected annually; and

  •
  Single Class of Shares.  Our company has not issued multiple classes of stock.

Corporate Governance Principles

        Our Board has adopted Corporate Governance Principles, which set forth the principles that guide the Board's exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Principles provide that the Board shall fill the roles of Chairman and Chief Executive Officer in accordance with the best interests of Atmel. Our Corporate Governance Principles also currently require directors to offer to resign upon a material change in their employment, subject to the Board's acceptance; and limit the number of public company boards on which our directors may serve. Our Board first adopted these Corporate Governance Principles in March 2007 and reviews them annually, adopting revisions, as appropriate. You can access our Corporate Governance Principles on our website at http://ir.atmel.com/governance.cfm.

Code of Ethics/Standards of Business Conduct

        It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Standards of Business Conduct, which is applicable to all of our directors, officers and employees, and which complies with the SEC's requirements and with listing standards of the NASDAQ Stock Market LLC ("Nasdaq").

        Our Standards of Business Conduct are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Standards of Business Conduct are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. Our Standards of Business Conduct can be accessed on our website at http://ir.atmel.com/governance.cfm. We intend to disclose amendments to certain provisions of our Standards of Business Conduct, or waivers of such provisions granted to directors and executive officers, on our website in accordance with applicable SEC and Nasdaq requirements.

Independence of Directors

        The Board has determined that each of the following directors, constituting a majority of the Board, is "independent" within the meaning of the Nasdaq listing standards:

  David Sugishita
  Papken Der Torossian
  Jack L. Saltich
  Charles Carinalli
  Dr. Edward Ross

        Such independence definition includes a series of objective tests, including that the director is not an employee of, and has not engaged in various types of business dealings with, Atmel. In addition, as further required by the Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

 Board Leadership Structure

        Our Corporate Governance Principles provide that the Board shall fill the Chairman of the Board and Chief Executive Officer positions in accordance with the best interests of Atmel. Atmel currently separates the positions of Chief Executive Officer and Chairman of the Board. Since August 2006, Mr. Sugishita, one of our independent directors, has served as our Non-executive Chairman of the Board. Our Corporate Governance Principles also provide that in the event that the Chairman of the Board is not an independent director, the Board should elect a "Lead Independent Director." The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting in consultation with the Chief Executive Officer; presiding at executive sessions; facilitating and conducting, with the Corporate Governance and Nominating Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer and other executive officers in the context of the annual compensation review.

        Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for Atmel at this time and demonstrates our commitment to good corporate governance.

        In addition, as described in more detail below, our Board has three standing committees, each of which is comprised entirely of independent directors. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairmen are an important aspect of our Board leadership structure.

Risk Oversight

        Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks Atmel faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in reviewing our business strategy and operating plans at least annually is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for Atmel. The Board regularly receives updates from management and outside advisors regarding risks Atmel faces, including litigation and operating risks.

        In addition, our Board committees oversee aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations. Our Compensation Committee oversees risks related to compensation policies and practices; and our Corporate Governance and Nominating Committee oversees governance related risks, such as Board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the Board.

        Senior management attends Board and Board committee meetings as requested and is available to address any questions or concerns raised by the Board on risk management or other matters. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Atmel.

Board Meetings and Committees

        All directors are expected to attend each meeting of the Board and the committees on which he serves. All directors are also encouraged, but not required, to attend our Annual Meeting of Stockholders. Each director attended the 2012 Annual Meeting of Stockholders. During the fiscal year ended December 31, 2012, the Board held ten meetings.

        The Board has the following standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

    Director Attendance

        Each of our directors attended at least 75% of the 2012 meetings of the Board and each committee on which he served.

    Audit Committee

        We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Sugishita (Chairman), Carinalli and Saltich. The Board has determined that (1) each of the members of the Audit Committee is "independent" within the meaning of the Nasdaq listing standards and within the meaning of the rules of the Exchange Act and (2) Mr. Sugishita meets the requirements of an audit committee financial expert in accordance with SEC rules. The Audit Committee held 12 meetings during 2012 at which, among other things, the Audit Committee discussed Atmel's financial results, accounting practices and regulatory developments and Atmel's response to such regulatory developments with Atmel's independent registered public accounting firm and counsel, as necessary.

        The duties of the Audit Committee are to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel's financial statements, Atmel's compliance with legal and regulatory requirements, the qualifications, independence and performance of Atmel's independent registered public accounting firm, the organization and performance of Atmel's internal audit function, and Atmel's internal accounting and financial reporting controls. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, reviews the reports of Atmel's management, internal audit and independent registered public accounting firm concerning Atmel's internal accounting and financial controls, appoints, determines the compensation of and oversees the work of Atmel's independent registered public accounting firm, and reviews and approves the scope of the annual audit. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all of Atmel's books, records, facilities and personnel and the power to retain outside legal, accounting or other advisors for this purpose. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace Atmel's independent registered public accounting firm. In 2012, the Audit Committee, after conducting a review and request for proposal from several independent registered public accounting firms, determined to change Atmel's independent registered public accounting firm. The charter of the Audit Committee can be accessed on our website at http://ir.atmel.com/governance.cfm.

        See "Report of the Audit Committee" below for more information regarding the functions of the Audit Committee.

    Compensation Committee

        We have a separately-designated standing Compensation Committee that currently consists of Messrs. Saltich (Chairman), Carinalli, Der Torossian and Sugishita. Our Board has determined that each of the members of the Compensation Committee is "independent" within the meaning of the Nasdaq listing standards. This Committee reviews and approves Atmel's executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our equity compensation plans. See "Executive Compensation — Compensation Discussion and Analysis" below for a description of Atmel's processes and procedures for the consideration and determination of executive compensation. The Compensation Committee held six meetings during 2012. The charter of the Compensation Committee can be accessed on our website at http://ir.atmel.com/governance.cfm.

        The Compensation Committee Report is included below in "Executive Compensation."

    Corporate Governance and Nominating Committee

        We have a separately-designated standing Corporate Governance and Nominating Committee that currently consists of Dr. Ross (Chairman) and Messrs. Der Torossian and Sugishita. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is "independent" within the meaning of the Nasdaq listing standards. This Committee reviews Atmel's principles of corporate governance and recommends changes to the Board as necessary, reviews governance-related stockholder proposals, makes recommendations to the Board for action on those proposals, and makes recommendations to the Board regarding the composition and size of the Board. The Corporate Governance and Nominating Committee also establishes procedures for the submission of candidates for election to the Board, establishes procedures for identifying and evaluating candidates for director and determines the relevant criteria for Board membership. For additional information see "Director Candidates" below. The Corporate Governance and Nominating Committee held three meetings during 2012. The charter of the Corporate Governance and Nominating Committee can be accessed on our website at http://ir.atmel.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

        During 2012, the following directors were members of Atmel's Compensation Committee: Messrs. Saltich, Carinalli, Der Torossian and Sugishita. No interlocking relationships exist between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee was a present or former officer or employee of Atmel or its subsidiaries, other than Mr. Sugishita who since August 2006 has served as Non-executive Chairman of the Board. Mr. Sugishita is a non-employee director of Atmel.

Director Candidates

        Atmel's bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board. Please refer to Section 2.2(c) of our bylaws for a description of the process for nominating directors. It is the Corporate Governance and Nominating Committee's policy to consider properly submitted stockholder recommendations for candidates for membership on the Board. A stockholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Atmel Corporate Governance and Nominating Committee, c/o Corporate Secretary, Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110. The Corporate Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate's name and biographical information, and (3) the recommending stockholder has consented in writing to public disclosure of such stockholder's name. Required biographical and background information include: (A) the name, age, business address and residence of such person, (B) the principal occupation and employment of such person, and (C) biographical information on the recommended candidate that the recommending stockholder believes supports such candidacy (keeping in mind the criteria discussed below that the Corporate Governance and Nominating Committee considers when making recommendations for nomination to the Board).

        The Corporate Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Corporate Governance and Nominating Committee through professional search firms, stockholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Committee members, meetings of Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Committee. Candidates recommended by stockholders (and properly submitted, as discussed above) are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates. Although the Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Committee does review numerous criteria before recommending a candidate. Such criteria include, but are not limited to: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, and other commitments.

        The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, as discussed above, diversity is one of the numerous criteria the Corporate Governance and Nominating Committee reviews before recommending a candidate.

Communications from Stockholders

        Stockholders may communicate with the Board by submitting either an email to bod@atmel.com or written communication addressed to the Board (or specific board member) c/o Corporate Secretary, Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110. Email communications that are intended for a specific director should be sent to the email address above to the attention of the applicable director. The Chairman of the Corporate Governance and Nominating Committee will, with the assistance of our Corporate Secretary, (1) review all communications to the Board, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications. Communications relating to personal grievances or matters as to which we receive repetitive and duplicative communications are unlikely to be deemed "substantive."

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        A board of seven (7) directors is to be elected at the meeting, all of whom have been recommended for nomination by the members of the Corporate Governance and Nominating Committee of the Board. Each director to be elected by stockholders will be elected by a vote of the majority of votes cast, which pursuant to our bylaws means that the number of shares voted "for" a director's election must exceed 50% of the number of votes cast with respect to that director's election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the seven (7) nominees named below, all of whom are presently our directors. There are no family relationships among any of our director nominees or executive officers. Other than Messrs. Steven Laub and Tsung-Ching Wu, all of our proposed nominees, or five of the remaining seven, are "independent" within the meaning of the Nasdaq listing standards.

        In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any additional nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders and until his successor has been elected and qualified.

Recommendation of the Board of Directors

        The Board unanimously recommends voting "FOR" each of the nominees listed below.

Information About Nominees

        Information about each nominee as of March 18, 2013 is set forth in the table below:

					Number of other U.S. public company boards
						Committee memberships
		Director since
Name of Nominee	Age		Positions with Atmel	Independent		AC	CC	GN
Steven Laub	54	2006	President and Chief Executive Officer and Director	No	0
Tsung-Ching Wu	62	1985	Executive Vice President, Office of the President and Director	No	0
David Sugishita	65	2004	Director and Non-executive Chairman of the Board	Yes	1	C, F	M	M
Papken Der Torossian	74	2007	Director	Yes	1		M	M
Jack L. Saltich	69	2007	Director	Yes	1	M	C
Charles Carinalli	64	2008	Director	Yes	2	M	M
Dr. Edward Ross	71	2008	Director	Yes	1			C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
GN	Corporate Governance and Nominating Committee	F	Financial expert

        Steven Laub has served as a director of Atmel since February 2006 and as President and Chief Executive Officer since August 2006. From 2005 to August 2006, Mr. Laub was a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. Prior to that time, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Mr. Laub also spent 13 years in executive positions (including President, Chief Operating Officer and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and related software. Prior to joining Lattice Semiconductor, Mr. Laub was a vice president and partner at Bain and Company, a global management consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (B.A.) and a degree from Harvard Law School (J.D.).

        As our President, Chief Executive Officer and a member of our Board, Mr. Laub draws upon over two decades of experience in executive management roles within the semiconductor industry. In addition to his semiconductor industry experience, Mr. Laub brings to the Board the critical expertise gained over an accomplished career focusing on executive management, corporate and business strategy, operational expertise, and mergers and acquisitions. Mr. Laub also offers an additional perspective through his background in law.

        Tsung-Ching Wu has served as a director of Atmel since 1985, as Executive Vice President, Office of the President since 2001, and served as Executive Vice President and General Manager from January 1996 to January 2001 and as Vice President, Technology from January 1986 to January 1996. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).

        Mr. Wu, our co-founder and longest serving Board member, brings to our Board an extensive background spanning nearly thirty years in the semiconductor industry and a deep knowledge and understanding of Atmel's business, operations (especially within the Asia/Pacific region) and employees. Mr. Wu has served as a member of our Board since 1985 and as a member of our executive management team since 1986.

        David Sugishita has served as the Non-executive Chairman of the Board since August 2006 and as a director of Atmel since February 2004. In addition, Mr. Sugishita is Chairman of the Audit Committee. Mr. Sugishita also serves as a director and Chairman of the Audit Committee for Immersion Corporation. Mr. Sugishita previously served on the board of directors of Micro Component Technology, Inc. from 1994 to 2009, Magma Design Automation from 2010 to 2011 and Ditech Networks, Inc. from 2003 to 2012. Mr. Sugishita is retired and previously held various senior management positions with SonicBlue (EVP/CFO), RightWorks (EVP/CFO), Synopsys (SVP/CFO), Actel (SVP/CFO), Micro Component Technology (SVP/CFO), Applied Materials (VP/Corporate Controller), National Semiconductor (VP/Finance), Fairchild Camera & Instrument (Controller) and Intersil (Controller) during the past 40 years. Mr. Sugishita holds a B.S. in Finance from San Jose State University and a M.B.A from Santa Clara University.

        Mr. Sugishita brings to the Board over two decades of experience as a financial executive officer and member of the boards of directors of high technology public companies, specifically in the semiconductor industry. As our second longest serving Board member, he has a high degree of familiarity with Atmel's business. Through his extensive executive management and board experience, Mr. Sugishita has developed the leadership, business judgment and consensus-building skills necessary to effectively lead our Board as Non-executive Chairman. His strong expertise and background in accounting and financial management, years of service on the audit committee of Ditech and a track record as an accomplished financial executive have provided him with the financial acumen and skills necessary to serve as Chairman of our Audit Committee.

        Papken Der Torossian has served as a director of Atmel since July 2007. He has been the Managing Director of Crest Enterprise LLC since September 1997 and has also served as the Chairman of Vistec Semiconductor Systems, Inc. since September 2005. He served as Chairman of the Board of Therma Wave, Inc. from March 2003 until May 2007, when the company was sold to KLA-Tencor Corporation. From 1984 to May 2001, Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML Holding N.V. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems (which was subsequently sold to Ampex Corporation) and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard Company in a number of management positions. Mr. Der Torossian currently serves as a director and Chairman of the Compensation Committee of ParkerVision, Inc. Mr. Der Torossian was formerly on the board of directors of the Silicon Valley Leadership Group (SVLG) and on the board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. He also serves as a director for several privately held companies. Mr. Der Torossian served on President Clinton's Advisory Committee on Export Controls and represented the United States in bilateral trade negotiations. Mr. Der Torossian holds a B.S.M.E. degree from MIT and an M.S.M.E. degree from Stanford University.

        With over two decades of experience in engineering, and demonstrated accomplishments as the Chief Executive Officer and Chairman of several high technology public and private companies, Mr. Der Torossian is intimately familiar with the operation and management of a global technology company.

Mr. Der Torossian's service with industry organizations and educational background provide him with a firm understanding of Atmel's technology and business. Mr. Der Torossian also brings to the Board demonstrated consensus-building experience in the fields of international trade and organized labor.

        Jack L. Saltich has served as a director of Atmel since July 2007. In addition, Mr. Saltich is Chairman of the Compensation Committee. From January 2006 to April 2011, he served as the Chairman and interim Chief Executive Officer of Vitex Systems, Inc. From July 1999 to August 2005, Mr. Saltich served as the President, Chief Executive Officer and a Director of Three-Five Systems, Inc., a manufacturer of display systems and provider of electronic manufacturing services. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999, Mr. Saltich served as Vice President of Advanced Micro Devices, Inc., where his last position was General Manager of AMD's European Microelectronics Center in Dresden, Germany. From 1991 to 1993, Mr. Saltich served as Executive Vice President for Applied Micro Circuits Company, a company servicing the high speed telecommunications market. From 1988 to 1991, he was Vice President at VLSI Technology, a semiconductor company. From 1971 to 1988, Mr. Saltich served in a number of capacities with Motorola, Inc. Mr. Saltich currently serves as a member of the board of directors of Immersion Corporation. Mr. Saltich also serves on the board of directors of PlasmaSi, a private company, and on the Manufacturing Advisory Board for Cypress Semiconductor Corporation. Mr. Saltich previously served on the board of directors of InPlay Technologies, Inc. from 2007 to 2008, Ramtron International Corporation from 2005 to 2011, Vitex Systems, Inc. from 2006 to 2011 and Leadis Technology, Inc. from 2006 to 2012. Mr. Saltich received both B.S. and masters degrees in electrical engineering from the University of Illinois. In 2002, he received a distinguished alumni award from the University of Illinois.

        With three decades of varied experience in the semiconductor industry, including research and development, manufacturing and operations experience, Mr. Saltich brings a deep understanding of our business and valuable operational and strategic expertise to our Board. Mr. Saltich's management positions with AMD have provided him with critical insights into the operational requirements of a global company. His extensive service on the compensation committees of boards of directors of several public companies has provided Mr. Saltich with the strong background in executive compensation necessary to serve as Chairman of our Compensation Committee.

        Charles Carinalli has served as a director of Atmel since February 2008. He has been a Principal of Carinalli Ventures since January 2002. From July 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan Corporation, a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli currently serves on the board of directors of Extreme Networks, Inc. and Fairchild Semiconductor International, Inc. Mr. Carinalli also serves as a director of privately held companies. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.

        Mr. Carinalli brings to our Board over four decades of experience in the semiconductor industry in management and operational roles at large semiconductor companies and several emerging private companies. In addition to his industry experience, Mr. Carinalli brings to our Board significant investment experience and a demonstrated track record of converting ideas into successful business ventures.

        Dr. Edward Ross has served as a director of Atmel since April 2008. In addition, Dr. Ross is Chairman of the Corporate Governance and Nominating Committee. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the U.S. subsidiary of Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of

Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross currently serves on the board of directors of Volterra Semiconductor Corporation. Dr. Ross previously served on the board of directors of RAE Systems Inc. from 2001 to 2006 and California Micro Devices Corporation (most recently as non-executive chairman of the board) from 2002 until its acquisition by ON Semiconductor Corporation in January 2010. Dr. Ross holds a B.S.E.E. from Drexel University and an M.S.E.E., M.A. and Ph.D. from Princeton University.

        Dr. Ross brings to our Board an extensive career in the semiconductor industry as an executive officer and director of global public and emerging private companies. His educational and executive backgrounds provide functional insight into our business, manufacturing operations and technologies.

        See "Corporate Governance" above and "Executive Compensation — Compensation of Directors" below for additional information regarding the Board.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ratification of Appointment of KPMG LLP

        The Audit Committee of the Board has selected KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2013. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if so desired. The representative is also expected to be available to respond to appropriate questions from stockholders.

        Stockholder ratification of the selection of KPMG LLP as Atmel's independent registered public accounting firm is not required by Atmel's bylaws or other applicable legal requirements. However, our Board is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.

        During the fiscal year ended December 31, 2011 and the subsequent period through March 16, 2012, we did not consult with KPMG LLP, nor did anyone acting on our behalf, regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Recommendation of the Board of Directors

        The Board unanimously recommends voting "FOR" the ratification of the appointment of KPMG LLP as Atmel's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Former Company Auditors, PricewaterhouseCoopers LLP

        PricewaterhouseCoopers LLP audited our financial statements until the year ended December 31, 2011. As previously reported on a Current Report on Form 8-K (the "Current Report on Form 8-K"), filed with the SEC on March 21, 2012, the Audit Committee, on March 16, 2012, terminated the engagement of PricewaterhouseCoopers LLP and approved the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee determined to make this change after undertaking and completing a request for proposals from various accounting firms, including PricewaterhouseCoopers LLP.

        PricewaterhouseCoopers LLP's report on our consolidated financial statements as of and for the fiscal year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2011 and the subsequent period through March 16, 2012, we did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

        We provided PricewaterhouseCoopers LLP with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter from PricewaterhouseCoopers LLP, dated March 21, 2012, was attached as Exhibit 16.1 to the Current Report on Form 8-K.

        A representative of PricewaterhouseCoopers LLP is not expected to be present at the meeting.

Fees of Company Auditors, KPMG LLP, and Fees of Former Company Auditors, PricewaterhouseCoopers LLP, Incurred by Atmel

        The following table sets forth the fees billed for services rendered by our auditors, KPMG LLP, for our fiscal year ended December 31, 2012, and by our former auditors, PricewaterhouseCoopers LLP, for our fiscal year ended December 31, 2011.

	KPMG LLP 2012 ($)	PricewaterhouseCoopers LLP 2011 ($)
Audit fees(1)	1,624,500	2,497,000
Audit-related fees(2)	—	50,000
Tax fees(3)	69,000	1,374,500
All other fees(4)	35,000	—

Total	1,728,500	3,921,500

(1)
Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and of our internal control over financial reporting and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees in 2011 consisted of attest services performed in relation to Atmel's XBRL detailed tagging.

(3)
Tax fees consisted of fees for assistance with international tax planning and other tax compliance services for the United States and foreign jurisdictions.

(4)
All other fees consisted of fees for financial due diligence services.

Audit Committee Pre-Approval Policy

        Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company's principal accountants be approved in advance by the

Audit Committee of the Board, subject to a "de minimis" exception set forth in the SEC rules (the "De Minimis Exception"). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit-related and non-audit services in 2011 and 2012 were pre-approved by the Audit Committee at regularly scheduled meetings of the Audit Committee or through the process described in this paragraph, and none of such services was performed pursuant to the De Minimis Exception.

PROPOSAL THREE
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act require that we ask our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in accordance with the SEC's rules in the section entitled "Executive Compensation" below. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        While this advisory vote to approve executive compensation is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, will consider those stockholders' concerns and evaluate whether any actions are necessary to address those concerns. Please read the section entitled "Compensation Discussion and Analysis — Consideration of 2012 Advisory Vote to Approve Our Executive Compensation" below for additional details on how we considered the results of last year's advisory vote to approve executive compensation.

        Our executive compensation programs are designed, through the efforts of our Compensation Committee and its independent compensation consultant, to align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals. Our executive compensation program is designed to reward superior performance, to attract and retain our named executive officers, and to base compensation on the specific requirements of each position. Under our compensation programs, our named executive officers are rewarded for specific annual and long-term goals. Please read the section entitled "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2012 and the financial metrics used in our compensation programs.

        As we outline in more detail below in the section entitled "Executive Compensation", we believe that our executive compensation program is designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote "FOR" the following resolution at the annual meeting:

  "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure."

        Unless our Board of Directors modifies its policy on the frequency of holding "say on pay" advisory votes, the next "say on pay" advisory vote will occur at our 2014 annual meeting of stockholders.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that you vote "FOR" the advisory vote approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR
APPROVAL OF AN AMENDMENT TO THE 2005 STOCK PLAN

        We are asking our stockholders to approve an amendment to our 2005 Stock Plan, as amended to date (the "2005 Plan"), that would, among other changes described below, increase the number of shares of common stock available under our 2005 Stock Plan so that we can continue using it to retain and motivate our current employees, attract highly talented new employees and achieve Atmel's long-term goals for growth. As of March 4, 2013, we had only approximately 5,836,111 shares remaining available for future award under our 2005 Plan, or approximately 3,624,913 available for the issuance of restricted stock units. We have not increased the number of shares available for issuance under our 2005 Plan since 2011.

        The Board has approved the amendment, subject to the approval of our stockholders at the Annual Meeting. Approval of the amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. If the 2005 Plan is not amended as proposed, the current version of the 2005 Plan will remain in effect, without additional shares becoming available, and our ability to issue future equity grants to current employees or new employees will be severely limited. As we discuss below, if we do not have adequate shares available within our 2005 Stock Plan, we would expect to allocate cash resources, as necessary, to accomplish similar corporate objectives. Our named executive officers and directors have an interest in this proposal.

Changes Proposed to the 2005 Plan

        We are asking stockholders to approve an amendment to our 2005 Plan that would:

  •
  Increase the number of shares of Atmel's common stock reserved for issuance by 25,000,000 shares, subject to the full value conversion ratio adjustments for restricted stock, restricted stock units and stock purchase rights described in the following bullet (under that conversion ratio, those 25,000,000 shares would only allow us to issue 15,923,566 restricted stock units);

  •
  Require that any shares subject to restricted stock, restricted stock units, and stock purchase rights granted on or after May 9, 2013 (the date of the annual meeting on which the amendment to the 2005 Plan will be voted on by stockholders) be counted against the share issuance limits in Section 4 of the 2005 Plan as one and 57/100 (1.57) shares for every one (1) share subject to such awards; and further require that if shares acquired pursuant to any restricted stock, restricted stock units, and stock purchase rights granted on or after May 9, 2013 are forfeited or repurchased by Atmel and would otherwise return to the 2005 Plan pursuant to Section 4 of the 2005 Plan, one and 57/100 (1.57) times the number of shares so forfeited or repurchased will return to the 2005 Plan and will again become available for issuance;

  •
  Include a provision that prohibits the repricing or exchange of stock appreciation rights; and

  •
  Expressly prohibit the "recycling" of shares repurchased by stock option proceeds.

        The Board unanimously recommends that you vote "FOR" this proposal because:

  •
  It is Necessary to Remain Competitive and Retain Talent.  We believe that this increase is essential to ensuring an adequate equity incentive pool to attract, retain, motivate and reward employees and prospective employees in a highly competitive market and is consistent with the compensation practices in our industry and the technology sector in general;

  •
  Our "Burn Rates" Compare Favorably to Our Industry.  As we discuss below, using the methodologies developed and employed by Institutional Shareholder Services, Inc. ("ISS"), our average "burn rate" for the three-year period 2010 through 2012 was 5.20%, which compares favorably against the current ISS "burn rate" cap of 6.58% for the semiconductor industry.

  •
  Our "Overhang" Compares Favorably to Our Industry.  To mitigate the dilutive effect of our equity programs, we have repurchased approximately 63.2 million shares over the last three fiscal years. As of December 31, 2012, our "overhang," a concept that may be used to measure the long-term effect of a company's equity compensation programs, was approximately 6.7%, which we believe compares very favorably with other semiconductor and technology companies.

        As of March 4, 2013, our 2005 Plan had approximately 5,836,111 shares available for future awards, or approximately 3,624,913 shares available for grants of restricted stock units using our current full value conversion ratio of 1.61. The closing price of our common stock on the NASDAQ Global Select Market was $6.30 per share. If this amendment is approved, our 2005 Plan will have 30,836,111 shares available for future awards to which the 1.57 full value conversion ratio would apply (or approximately 19,640,835 shares available for grants of restricted stock units using the full value conversion ratio of 1.57 described above). The shares available under, and full value conversion ratios applicable to, our 2005 Plan are described more fully below under "Description of the 2005 Plan—Shares Under the 2005 Plan."

Why You Should Vote For this Proposal

        The Board believes strongly that this amendment is essential to our long-term success. The Board believes that our use of the 2005 Plan has served effectively to incentivize management and rank-in-file employees and has helped us, as a form of longer-term incentive, achieve a "total stock return," or TSR, of 51.6% in the past five fiscal years.

        Our ability to attract, retain, motivate and reward the employees that have been, and will in the future continue to be, critical to our long-term success is dependent, to a large extent, on having an adequate equity pool. Without the proposed amendment to the 2005 Plan, and the requested increase in the number of shares of common stock available for issuance, the Board believes that we will have significant difficulty retaining and motivating our current employees and that we will be at a severe competitive disadvantage when trying to recruit highly talented individuals. In the event that we are not able to add additional shares to our 2005 Plan, it would be likely that we would need to implement cash-based compensation programs to achieve the same purposes for which we have historically used equity awards.

        The equity-based awards we grant to employees are common among peer technology companies. Based on reviews conducted by our Compensation Committee, with the assistance of the Compensation Committee's independent compensation consultants, Compensia, Inc. ("Compensia"), our Board believes that our equity award practices are consistent with, and appropriate when compared to, other semiconductor and peer technology companies. Based on those reviews, information and analysis provided by Compensia, management and Radford, and considering the potentially dilutive effects, as described below, of the proposed amendment to our 2005 Plan, our Compensation Committee determined to recommend an increase of 25,000,000 in the number of shares of Atmel's common stock reserved for issuance under our 2005 Plan. While there is no certainty as to how long these additional shares may last within the 2005 Plan, and remain available for grant, the Company last added 19,000,000 shares in 2011; after this amendment, no additional shares can be added without further stockholder consent.

        In considering the potentially dilutive effects of the proposed amendment to our 2005 Plan, the Board examined two metrics, annual "burn rate" and "overhang."

        "Burn rate" measures the effect of equity compensation on a company over a specified time. To calculate our burn-rate, our Board uses independent "burn rate" calculation methodologies developed and employed by ISS under which our annual "burn rate" is determined by dividing the sum of the number of stock options granted and full value shares awarded (restricted stock units granted and performance-based restricted stock units earned) during a given year by our weighted average common shares outstanding. Under these methodologies, the calculation of "burn rate" applies an ISS multiplier to make adjustments based on stock price volatility. Using this methodology our ISS "burn rate" for 2012 was 3.93% and our average "burn rate" for the three-year period 2010 through 2012 was 5.20%. Our "burn rates" for the three-year period ended December 31, 2012 are set forth below and compare favorably against the current ISS "burn rate" cap of 6.58% for the semiconductor industry:

(1)
Consistent with the methodologies employed by ISS, "burn rate" includes performance-based restricted stock units earned in a year, but does not include performance-based restricted stock units granted in that year.

        "Overhang" is a concept that may be used to measure the long-term effect of a company's equity compensation programs. There are various methods to calculate and determine "overhang." For purposes of this discussion, we have calculated "overhang" by dividing the total shares underlying all outstanding equity-based compensation by our total number of shares outstanding. This calculation includes all outstanding options (whether or not "in the money") and restricted stock units that may or may not vest because they are not yet earned or because performance criteria may not be achieved. For those reasons, while we view these calculations as helpful in evaluating our use of equity programs, the information is not necessarily dispositive for benchmarking or evaluative purposes. As of December 31, 2012, we had approximately 6.7 million stock options outstanding, approximately 18.4 million unvested restricted stock unit awards outstanding, and approximately 3.4 million unvested performance-based restricted stock units outstanding, which, using the foregoing calculation, represents an "overhang" of approximately 6.7%. The foregoing analysis excludes 0.4 million shares subject to equity awards that we assumed in December 2012 in connection with an acquisition that we completed. We do not plan to issue additional equity under that assumed plan.

        In addition, in 2010, we initiated a Board approved share repurchase program to help mitigate the dilutive effect of our equity programs. During 2012, 2011 and 2010, we repurchased approximately 22.7 million, 28.8 million and 11.7 million shares, respectively, of our common stock under this repurchase program, or an aggregate of approximately 63.2 million shares in that three year period. As of December 31, 2012, $127.2 million remained available for repurchasing common stock under this program.

 Key Data Regarding Our 2005 Plan

        The following table summarizes information regarding the outstanding equity awards and shares available for future awards under our 2005 Plan as of March 4, 2013.

	Exercisable	Non- Exercisable	Total
Total shares underlying all outstanding options under the 2005 Plan(1)	5,925,433	404,643	6,330,076
Weighted average exercise price of outstanding options	4.32	4.57	4.34
Weighted average remaining contractual life of outstanding options (in years)	4.56	6.63	4.64
Total shares underlying all other outstanding equity awards under the 2005 Plan(1)	0	20,480,800	20,480,800
Shares available for future awards under the 2005 Plan			5,836,111
Shares of common stock issued and outstanding:			428,879,162

(1)
Excluded from the table are 0.4 million shares subject to equity awards that we assumed in December 2012 in connection with an acquisition that we completed. We do not plan to issue additional equity under that assumed plan.

Approval Required for Amendment

        Approval of the amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions are deemed "entitled to vote" and, therefore, count as a vote against this proposal. If stockholders approve the amendment, it will amend the current version of the 2005 Plan. If the amendment is not approved, the current version of the 2005 Plan will remain in effect, without any increase in the number of shares available for issuance. Our named executive officers and members of our Board have an interest in this proposal because they may receive awards under the 2005 Plan. For more information regarding such interests, see the section entitled "Participation in the 2005 Plan" below and the section entitled "Compensation Discussion & Analysis — Standard Director Compensation Arrangements."

Recommendation of the Board of Directors

        The Board unanimously recommends voting "FOR" the approval of the amendment to the 2005 Stock Plan.

Description of the 2005 Plan

        The following is a summary of the principal features of the 2005 Plan, as amended by the Board on March 15, 2013, subject to stockholder approval. However, this summary is not a complete description of all of the provisions of the 2005 Plan, and is qualified in its entirety by the specific language of the 2005 Plan. A copy of the March 15, 2013 amendment to the 2005 Plan and a copy of the 2005 Plan are each provided as Appendix A to this Proxy Statement.

        Background and Purpose of the 2005 Plan.    The 2005 Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) nonstatutory stock options, (3) stock purchase rights, (4) stock appreciation rights, and (5) restricted stock units (individually, an "Award" and collectively, the "Awards"). The 2005 Plan is intended to attract and retain employees and consultants of Atmel and its subsidiaries as well as members of our Board, and to promote the success of the our business. The 2005 Plan also is designed to permit us to grant compensation that qualifies as performance-based compensation under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

        Administration of the 2005 Plan.    The 2005 Plan is administered by the Board or a committee of directors (the "Committee") appointed by the Board (the "Administrator"). The Administrator generally consists of a Committee of at least two directors who qualify as "non-employee directors" under Rule 16b-3 of the Exchange Act, and as "outside directors" under Section 162(m) (so that Atmel is entitled to a federal tax deduction for certain performance-based compensation paid under the 2005 Plan).

        Subject to the terms of the 2005 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2005 Plan and outstanding Awards. The Administrator also has authority to amend outstanding Awards subject to the terms and conditions of the 2005 Plan, approve forms of agreement for use under the 2005 Plan, establish rules and regulations relating to the 2005 Plan including sub-plans established for the purpose of satisfying applicable foreign laws, determine the form and manner in which participants of the 2005 Plan may designate beneficiaries of Awards, and permit option holders to satisfy tax withholding obligations by having Atmel withhold shares to be issued upon exercise of an option Award. The Administrator may make all other determinations necessary or advisable for administering the 2005 Plan.

        The 2005 Plan was last amended and restated on March 25, 2011 and approved by our stockholders on May 18, 2011.

        Shares under the 2005 Plan.    As of March 4, 2013, 133,000,000 shares of Atmel's common stock ("Shares") were authorized under the 2005 Plan (that number includes all the shares that have been allocated to the 2005 Plan since it was first created in 2005), of which approximately 5,836,111 Shares remained available for issuance (or approximately 3,624,913 shares available for the issuance of restricted stock units using our current full value conversion ratio of 1.61). If the proposed amendment is approved, the number of Shares authorized under the 2005 Plan will be increased by 25,000,000 (or approximately 15,923,566 shares available for the issuance of restricted stock units using the full value conversion ratio of 1.57), and the aggregate number of Shares authorized under the 2005 Plan will be 158,000,000, although because of prior issuances that have occurred under the 2005 Plan, only a total of approximately 30,836,111 Shares would actually be available for issuance (or approximately 19,640,835 shares available for the issuance of restricted stock units using the full value conversion ratio of 1.57 described more fully below).

        If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares will be returned to the available pool of Shares reserved for issuance under the 2005 Plan. Shares of restricted stock repurchased by or forfeited to Atmel also will be available for future issuance under the 2005 Plan. Otherwise, Shares that actually have been issued pursuant to an Award or used to satisfy tax withholding will not be returned to the 2005 Plan.

        Shares issued under the 2005 Plan may be authorized, but unissued, or reacquired Atmel common stock. Any Shares covering restricted stock, restricted stock units, or stock purchase rights granted on or after May 9, 2013, will be counted against the 2005 Plan Share reserve as 1.57 Shares for every 1 Share subject thereto and such Shares forfeited or repurchased by Atmel will return to the 2005 Plan and become available for issuance as to 1.57 Shares for every 1 Share forfeited or repurchased. Any Shares covering restricted stock, restricted stock units, or stock purchase rights granted on or after May 18, 2011 and prior to May 9, 2013 that are forfeited or repurchased by Atmel will return to the 2005 Plan and become available for issuance as to 1.61 Shares for every 1 Share forfeited or repurchased. Any Shares covering restricted stock, restricted stock units, or stock purchase rights granted on or after May 14, 2008 but prior to May 18, 2011 that are forfeited or repurchased by Atmel will return to the 2005 Plan and become available for issuance as to 1.78 Shares for every 1 Share forfeited or repurchased. We are retaining those ratios for restricted stock, restricted stock units, or stock purchase rights granted prior to May 9, 2013 because those ratios applied to the 2005 Plan prior to the proposed amendment and, as a result of this provision, continue to govern those earlier granted equity awards.

        Eligibility to Receive Awards.    The Administrator selects the employees, consultants, and directors who will be granted Awards under the 2005 Plan, except that incentive stock options may be granted only to employees of Atmel or its subsidiaries. As of March 4, 2013, approximately 4,600 of our employees, consultants and directors would be eligible to participate in the 2005 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

        Stock Options.    A stock option is the right to acquire Shares at a fixed exercise price for a prescribed period of time. Under the 2005 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Atmel, to more favorable tax treatment). Each option Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The Administrator will determine the number of Shares covered by each option, but during any fiscal year of Atmel, no participant may be granted options (and/or other Awards) covering more than 5,000,000 Shares, unless in connection with the participant's initial year of service, in which case such participant may be granted options to purchase up to an additional 5,000,000 Shares.

        The exercise price of an incentive stock option must be at least 110% of fair market value of the Shares if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries. With respect to each participant, the aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by such participant during any calendar year also may not exceed $100,000 (and any excess will be considered nonstatutory stock options). The exercise price of incentive stock options and nonstatutory stock options (except with respect to certain Awards granted in a non-U.S. jurisdiction) must be at least 100% of fair market value of the Shares on the grant date. Any nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) also must have an exercise price of at least 100% of fair market value of the Shares on the grant date.

        Options become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date or such shorter term as provided in an Award agreement. In addition, if a participant who, at the time an incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Atmel or any of its subsidiaries, the expiration term is five years from the date of grant or such shorter term as provided in the Award agreement.

        After termination of service with us by a participant, the participant may exercise his or her option for the period of time determined by the Administrator and stated in the Award agreement. In the absence of a time specified in a participant's Award agreement, a participant may exercise the option within three months of the date of such termination, to the extent that the option is vested on the date of termination, unless such participant's service relationship terminates due to the participant's death or disability, in which case the participant or, if the participant has died, the personal representative of the participant's estate, the beneficiary designated in accordance with the Administrator's requirements or if no administration of the participant's estate is required, the successor-in-interest to whom the right to exercise the option is transferred, may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination. However, in no event may an option be exercised later than the expiration of the term of such option as set forth in the Award agreement.

        The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Administrator also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Administrator determines to be an acceptable form of consideration subject to the terms of the 2005 Plan. At the time of exercise, a participant must pay any taxes that Atmel is required to withhold.

        Stock Purchase Rights.    Shares acquired pursuant to a grant of stock purchase rights under the 2005 Plan are restricted stock. Restricted stock will vest in accordance with the terms and conditions established by the Administrator. (See "Performance Goals" below relating to possible vesting based on achievement of certain performance criteria.) The Administrator determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Atmel, no participant may be granted stock purchase rights (and/or other Awards) covering more than 5,000,000 Shares unless in connection with the participant's initial year of service, in which case such participant may be granted stock purchase rights (and/or other Awards) up to an additional 5,000,000 Shares.

        Each stock purchase rights Award is evidenced by an Award agreement specifying the terms and conditions of the Award. A holder of restricted stock will have full voting rights, unless determined otherwise by the Administrator.

        Atmel has never issued stock purchase rights under the 2005 Plan.

        Stock Appreciation Rights.    Stock appreciation rights ("SARs") are Awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Administrator) equal to the product of (1) the number of shares exercised, times (2) the amount by which Atmel's stock price exceeds the exercise price. The Administrator may grant (i) tandem SARs exercisable for all or part of the Shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option, (ii) affiliated SARs which are deemed exercised upon exercise of the related option, and (iii) freestanding SARs exercisable on the terms and conditions determined by the Administrator.

        Each SAR Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The exercise price is set by the Administrator but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised based on the conditions established by the Administrator. SARs expire under the same rules that apply to options and are subject to the same per-person limits (i.e., 5,000,000 covered Shares for SARs and/or other Awards in any fiscal year unless in connection with the participant's initial year of service, in which case such participant may be granted SARs covering up to an additional 5,000,000 Shares).

        Atmel has never issued stock appreciation rights under the 2005 Plan.

        Restricted Stock Units.    Restricted stock units are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Administrator) only if performance goals and/or other vesting criteria (for example, continued employment or service) established by the Administrator are achieved or the Awards otherwise vest. Each restricted stock units Award is evidenced by an Award agreement specifying the terms and conditions of the Award. The applicable performance goals or vesting criteria (which may be based solely on continued service to Atmel and its subsidiaries) will be determined by the Administrator, and may be applied on a company-wide, divisional or individual basis, based on applicable federal or state securities laws, or any other basis determined by the Administrator (see "Performance Goals" below for more information).

        During any fiscal year of Atmel, no participant may receive restricted stock units (and/or other Awards) covering greater than 5,000,000 Shares unless in connection with the participant's initial year of service, in which case such participant may be granted restricted stock units (and/or other Awards) covering up to an additional 5,000,000 Shares. The Administrator establishes the initial value of each restricted stock unit on or before the date of grant.

        Performance Goals.    The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator's discretion, one or more of the following performance goals may apply:

  •
  Cash Flow

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  Earnings per Share

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  Margin (gross or operating)

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  Market Share

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  Net Income

  •
  Operating Profit

  •
  Product Development

  •
  Product Unit Sales

  •
  Revenue

  •
  Total Stockholder Return

        The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, comparisons against time, financial metrics or another company or companies and/or versus other performance goals or metrics), (3) in dollar or percentage terms, (4) against the performance of Atmel as a whole or against particular segments or products of Atmel and/or other companies, (5) on a per Share and/or per capita basis or against all outstanding Shares, (6) on a GAAP or non-GAAP basis and/or (7) on a pre-tax or after-tax basis. The Administrator shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions or restructuring activities) shall be included in or excluded from the calculation of any performance goals with respect to any participants (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles).

        By granting Awards that vest upon achievement of performance goals, the Administrator may be able to preserve Atmel's deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Atmel's ability to deduct annual compensation paid to each of Atmel's Chief Executive Officer and "covered employees" (within the meaning of Section 162(m)) to $1,000,000 per individual. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Board has not adopted a policy, and our 2005 Plan does not require, that all compensation must be deductible on our federal income tax returns. Atmel can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2005 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Atmel to receive a federal income tax deduction in connection with such Awards. These limitations do not prevent Atmel from issuing performance-based awards that have other performance criteria that are not within the prescribed list if the Administrator determines that those criteria would be more appropriate; in the event that the Administrator determines to apply performance criteria that are not those listed in the 2005 Plan or are substantially modified from the categories referred to in the 2005 Plan, those awards will remain effective, but the deductibility of that compensation under Section 162(m) may be eliminated. We currently have a 2011 Long-Term Performance-Based Incentive Plan, which our

Compensation Committee has discretion to implement notwithstanding any potential loss of such deductibility.

        Limited Transferability of Awards.    Awards granted under the 2005 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award to an individual or entity. Further, with respect to any Award or type of Award or participant or class of participants under the Plan, the Administrator may permit the participant to designate the beneficiary of such Awards in the event of the participant's death. Any transfer will be made in accordance with procedures established by the Administrator.

        Awards to be Granted to Certain Individuals and Groups.    The number of Awards (if any) that an employee, consultant, or director may receive under the 2005 Plan is in the discretion of the Administrator and therefore cannot be determined in advance.

        Adjustments upon Changes in Capitalization.    If Atmel experiences a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by Atmel, the number and class of Shares available for issuance under the 2005 Plan, the number, class and price of Shares covering outstanding Awards, and the numerical per-person limits on Awards, will be proportionately adjusted to reflect the change in capitalization. Any conversion of convertible securities of Atmel will not cause an adjustment as described in the previous sentence.

        Adjustments upon Liquidation or Dissolution.    In the event of a liquidation or dissolution of Atmel, the Administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction and any unexercised Award will terminate upon such transaction. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise, until ten days prior to such transaction, all or any part of the Award, including Shares as to which the Award otherwise would not be exercisable. Awards granted after August 14, 2008, that may be considered "deferred compensation" within the meaning of Code Section 409A will not accelerate upon a liquidation or dissolution of Atmel, unless otherwise determined by the Administrator.

        Adjustments upon Merger or Asset Sale.    The 2005 Plan provides that in the event of a merger with or into another corporation or a sale of all or substantially all of Atmel's assets (with respect to Awards granted prior to August 14, 2008, or with respect to Awards granted on or after August 14, 2008, excluding any merger with or into another corporation that would result in the voting securities of Atmel outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of Atmel or any such surviving entity or its parent outstanding immediately after such merger), the successor corporation will assume or substitute an equivalent Award for each outstanding Award. In the event that the successor corporation refuses to assume or substitute for an Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, with respect to options and SARs that become fully vested and exercisable in lieu of assumption or substitution, the Administrator will notify the participant that such Award will be fully vested and exercisable for a period of 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period.

 Summary of U.S. Federal Income Tax Consequences

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Atmel of equity awards granted under the 2005 Plan. Tax consequences for any particular individual may be different.

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Atmel will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Atmel for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to Atmel with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Appreciation Rights.    In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date" (as defined above under "Nonstatutory Stock Options"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Stock Issuance.    A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within 30 days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by Atmel. The Company will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

        Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

        Section 409A.    Section 409A of the Code provides requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2005 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

        Tax Effect for Atmel.    The Company generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

Special rules limit the deductibility of compensation paid to our chief executive officer and other "covered employees" as determined under Section 162(m) of the Code and applicable guidance.

        THE FOREGOING IS NOT INTENDED TO BE TAX ADVICE AND IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATMEL CORPORATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2005 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Amendment and Termination of the 2005 Plan

        The Board generally may amend or terminate the 2005 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent. Certain amendments to the 2005 Plan require stockholder approval, including:

  •
  A material increase in benefits accrued to participants under the 2005 Plan;

  •
  An increase in the number of shares that may be optioned or sold under the 2005 Plan;

  •
  A material modification (expansion or reduction) of the class of participants in the 2005 Plan; or

  •
  A provision permitting the Administrator to lapse or waive restrictions on Awards at its discretion.

Participation in the 2005 Plan

        The grant of Awards under the 2005 Plan to employees, including the named executive officers named in the table below, is subject to the discretion of the Administrator. For illustrative purposes only, the following table sets forth information with respect to the grant of Awards under the 2005 Plan to the named executive officers identified in the table below, to all executive officers as a group, to all non-employee directors as a group and to all other employees as a group during Atmel's last fiscal year ended December 31, 2012:

Name of Individual or Identity of Group and Position	Grants of Awards (#)(1)	Grant Date Value of Awards ($)(2)
Steven Laub	813,500	4,832,190
President and Chief Executive Officer
Stephen Cumming	152,500	905,850
Vice President, Finance and Chief Financial Officer
Tsung-Ching Wu	194,900	1,157,706
Executive Vice President, Office of the President
Robert Valiton	156,700	930,798
Senior Vice President, General Manager
Scott Wornow	131,300	779,922
Senior Vice President and Chief Legal Officer
Walt Lifsey(3)	194,900	1,157,706
Former Executive Vice President and Chief Operating Officer
All non-employee directors, as a group (5 persons)	106,300	771,738
All employees who are executive officers, as a group (6 persons)(4)	1,544,700	9,230,868
All employees who are not executive officers, as a group(5)	6,999,853	43,888,182

(1)
Consists of restricted stock units. Each restricted stock unit represents a contingent right to receive one share of Atmel's common stock.

(2)
Amounts shown do not reflect compensation actually received. Instead the dollar value of these awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions.

(3)
Mr. Lifsey retired effective October 31, 2012. Pursuant to an agreement with the Company, Mr. Lifsey will continue to serve as an independent contractor and consultant to the Company for a period of up to two years and Mr. Lifsey's equity awards, including the award described in this table, will continue to vest until May 15, 2013.

(4)
Does not include annual restricted stock awards granted to Mr. Lifsey who retired effective October 31, 2012.

(5)
Excluded from the table are 0.4 million shares we assumed under an equity incentive plan that we assumed as part of an acquisition we completed in December 2012. These shares remain governed by the terms and conditions of that incentive plan. We do not plan to issue additional equity under that plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    Executive Summary

        Atmel's compensation program is administered by Atmel's Compensation Committee (the "Committee"). Our program is focused on pay-for-performance. The Committee consists of four independent directors and is advised by an independent compensation consultant, Compensia, as described more fully below.

        Atmel's executive compensation program is tailored to, and seeks to address, our competitive positioning, and performance, within the highly cyclical and competitive global semiconductor industry. The three primary elements of our executive compensation program are: (i) base salary; (ii) incentive bonus; and (iii) long-term incentives provided through equity awards. The Committee does not follow a precise formula in allocating compensation among those elements, but generally believes that the more senior the executive the greater the extent to which the executive's total compensation should be allocated to the annual incentive bonus opportunity and equity value relative to base salary. The Committee does not target specific competitive levels of pay for individual executives, as described in more detail below under "2012 Executive Compensation and Evaluation Process."

        Our "named executive officers," or NEOs, for 2012 were:

  •
  Steven Laub, our President and Chief Executive Officer;

  •
  Stephen Cumming, our Vice President of Finance and Chief Financial Officer;

  •
  Tsung-Ching Wu, our Executive Vice President — Office of the President;

  •
  Robert Valiton, our Senior Vice President and General Manager, Automotive, Aerospace and Memory Business Units;

  •
  Scott Wornow, our Senior Vice President and Chief Legal Officer; and

  •
  Walt Lifsey, our former Executive Vice President and Chief Operating Officer (who retired effective October 31, 2012).

For 2012, the Committee made the following key compensation-related decisions for its NEOs:

Name	2012 Base Salary Increase from 2011	2012 Executive Incentive Bonus as a Percentage of Target Bonus	2012 Annual Time-Based Restricted Stock Unit Awards (#)	2012 Performance-Based Restricted Stock Unit Awards
Steven Laub	0%	51%	813,500	0
Stephen Cumming	2%	46%	152,500	0
Tsung-Ching Wu	0%	47%	194,900	0
Robert Valiton	3%	45%	156,700	0
Scott Wornow	3%	78%	131,300	0
Walt Lifsey(1)	0%	—	194,900	0

(1)
Mr. Lifsey retired effective October 31, 2012.

As the table above indicates, our Chief Executive Officer did not receive a base salary increase in 2012. The average executive incentive bonus for our NEOs (excluding Mr. Lifsey), as a percentage of their target bonus, was 53.3% in 2012, compared to 128.0% in 2011. In addition, no performance-based share awards were granted to any of our NEOs in 2012.

  Compensation Goals and Practices

        Atmel's compensation goals are generally intended to:

  •
  attract, retain, motivate and reward highly talented executives who are key to our business success;

  •
  link total compensation with the achievement of both Atmel's strategic objectives (financial and non-financial) and individual performance goals; and

  •
  align the interests and objectives of Atmel's executives with the interests of our stockholders.

  Advancing Our Compensation Practices

        Atmel has adopted several compensation and corporate governance practices and policies that our Board believes help to advance our compensation goals, including:

  •
  Complete Independence of Compensation Review.  Our Compensation Committee consists solely of independent directors, who establish our compensation practices;

  •
  Pay for Performance Model.  Our executive compensation focuses on corporate results and individual performance;

  •
  Variable Pay and Long-Term Equity Incentive Awards Represent the Substantial Portion of Total Compensation.  For 2012, approximately 81.3% of our named executive officer's total target compensation was variable-based. Of that 81.3%, approximately 62.2% was focused on long-term performance and was paid through equity grants that vest over a four year period and which seek to encourage and promote a long-term perspective and outlook;

  •
  Chairman and CEO Roles are Split.  Our Chairman of the Board is an independent director and not an employee;

  •
  No Employment Agreements.  Other than our Chief Executive Officer, none of our NEOs has an employment agreement, and none of our NEOs are guaranteed salary increases or bonuses for any year;

  •
  Prohibition on Hedging and Short Sales.  Our directors and officers are prohibited from engaging in short sales or transactions in derivative securities, including hedging transactions;

  •
  Prohibition on Pledging.  Our directors and officers are prohibited from pledging their equity as collateral for loans;

  •
  Limited Perquisites.  We do not generally provide perquisites to our named executive officers , other than benefits with broad-based employee participation that are standard in the semiconductor industry, such as employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and business travel insurance;

  •
  No Tax Gross-Ups.  Executive officers do not receive tax "gross-ups" on compensation;

  •
  Independent Compensation Advisor.  Since 2006, our Compensation Committee has engaged an independent consultant, Compensia, as its advisor to provide analysis, advice and guidance on executive compensation; and

  •
  Consideration of the Stockholder Advisory Vote.  Our Compensation Committee considers the voting results on the stockholder advisory vote on executive compensation at each annual stockholder meeting.

  Corporate Performance

        At least annually, the Committee evaluates Atmel's performance, both relative and absolute, within the semiconductor industry and the microcontroller sector within which Atmel generates a majority of its revenues. In addition to those absolute and relative assessments, the Committee also considers global economic conditions and their effect on corporate performance, with the objective of also seeking to evaluate performance metrics that are more within the control of Company management.

  Atmel Executive Compensation Varies with Performance

        Annual compensation for our NEOs as a group varies year to year based on corporate results and individual performance. For 2012, approximately 81.3% of our NEOs' total target compensation was variable-based. Of that 81.3%, approximately 62.2% was focused on long-term performance and was paid through equity grants that vest over a four year period. The value of these equity grants may vary over time and the initial "grant date value" may not be the value of the grants when they actually vest or when an employee sells the shares. The remaining variable compensation, which constitutes 19.1% of total target compensation, was focused on short-term performance, and will be paid in cash based on corporate and individual performance in 2012.

        The chart below shows the relative percentages of variable target compensation (88.9%) versus fixed target compensation (11.1%) for our Chief Executive Officer in 2012, and the relative percentages of variable target compensation (75.6%) versus fixed target compensation (24.4%) for our NEOs, excluding our Chief Executive Officer, in 2012.

2012 Pay Mix: CEO Target Total Compensation	2012 Pay Mix: NEOs Average (excluding CEO) Target Total Compensation

    2012 Executive Compensation and Evaluation Process

        The Committee reviews our executive compensation program throughout the year. Individual performance for all executive officers, other than our Chief Executive Officer, is assessed by the Chief Executive Officer who then makes recommendations to the Committee. Irrespective of those recommendations, the Committee retains full discretion to approve or modify any of the NEO recommendations made by the Chief Executive Officer. The Committee alone assesses the individual performance of our Chief Executive Officer.

        The three primary elements of Atmel's executive compensation programs are: (i) base salary; (ii) incentive bonus; and (iii) long-term incentives provided through equity awards. The Committee does not follow a precise formula in allocating compensation among those elements, but generally believes that the more senior the executive the greater the extent to which the executive's total compensation should be allocated to the annual incentive bonus opportunity and the equity target value relative to base salary. Long-term incentives, which in recent years have been provided through restricted stock units (RSUs) and periodic grants of performance-based restricted stock unit awards, constitute a significant majority of total executive compensation because they most closely tie actual compensation to Atmel's stock price performance and the long-term interests of Atmel stockholders.

        The Company also supplements its primary compensation program by providing: (i) deferred compensation benefits; (ii) retirement benefits provided under a 401(k) plan or as typically provided in the country where our executive officers reside; and (iii) generally available benefit programs, such as life insurance, health care benefits and participation in our employee stock purchase plan. The Committee considers these to be secondary elements of Atmel's compensation program because they typically comprise a small percentage of the total compensation of our executive officers and are generally set at levels such that they would not constitute a strong factor in rewarding financial or operational performance, and are not as heavily emphasized in attracting and retaining our executive officers.

        In addition, Atmel provides its executive officers with certain severance and other payments following a termination of employment, including in connection with a change of control.

        The Committee reviews the primary elements of our executive compensation program on an annual basis and reviews the other elements from time to time to ensure that compensation levels are consistent with both individual and Company performance and remain competitive. In early 2012, the Board approved our annual operating plan, which reflected our expectations for Company performance, based on information available at the end of 2011 and the beginning of 2012. That plan was developed and adopted while global macro-economic conditions remained uncertain and volatile, which continued to be the case throughout 2012. Based on that plan, and other factors considered by the Committee, the Committee established goals for revenue, non-GAAP operating margin and other strategic matters that were reflected in Atmel's 2012 Executive Incentive Plan (the "Executive Incentive Plan"). The Committee also reviewed and approved management objectives for each of our NEOs and for other senior members of Atmel's management.

  Base Salary

        The following table sets forth the base salaries for our NEOs in 2012 and 2011:

Name and Title	Base Salary for 2012 ($)	Base Salary for 2011 ($)	Percentage Increase
Steven Laub	755,000	755,000	0%
President and Chief Executive Officer
Stephen Cumming*	410,000	402,300	2%
Vice President, Finance and Chief Financial Officer
Tsung-Ching Wu	509,200	509,200	0%
Executive Vice President, Office of the President
Robert Valiton*	370,000	360,000	3%
Senior Vice President, General Manager
Scott Wornow*	385,000	375,000	3%
Senior Vice President and Chief Legal Officer
Walt Lifsey	500,000	500,000	0%
Former Executive Vice President and Chief Operating Officer*

*
Mr. Cumming's 2012 base salary was increased to reflect market terms and competitive pay practices. Mr. Valiton received an increase in base salary in 2012 to reflect the additional responsibilities and role he assumed as General Manager of our Aerospace business unit in the latter part of 2011. Mr. Wornow received an increase in base salary in 2012 to reflect market terms and competitive pay practices. Mr. Lifsey retired effective October 31, 2012.

  Incentive Bonuses

        Payment of annual incentive bonuses depends on the achievement of corporate financial and individual performance goals. In consultation with Compensia, the Committee adopted Atmel's Executive Incentive Plan in early 2012. The Executive Incentive Plan is a cash incentive program designed to motivate participants to achieve Atmel's financial and other performance objectives, and to reward them for their achievements. All of Atmel's executive officers were eligible to participate in the Executive Incentive Plan.

        Target awards for NEOs ranged from 75% to 160% of such officer's base salary, reflecting the Committee's intention to weight a greater percentage of total target annual cash compensation for more senior executives in the form of variable, performance-based pay. Actual amounts paid could range from zero to 200% of an individual's incentive target, depending upon the level of achievement of the various pre-established performance goals.

        The performance goals established by the Committee under the Executive Incentive Plan were tied to achievement of (i) Company financial performance objectives based on Atmel's annual revenue and non-GAAP operating profit percentage (as described below) as compared to our annual operating plan, and (ii) individual performance objectives approved by the Committee. For our executive officers who are also business unit heads, the Committee established additional business unit objectives tied to the business unit's annual revenue and non-GAAP operating profit percentage. These performance criteria were weighted as follows:

  •
  For our Chief Executive Officer and other executive officers that were not business unit heads, the Committee chose two primary measures: (i) Atmel's financial objectives, which consisted of Atmel's revenue and non-GAAP operating profit percentage (weighted at 37.5% each); and (ii) individual performance objectives (weighted at 25%), which included strategic, profitability, operational, human resources and teamwork oriented objectives (except for our Chief Executive Officer, for whom the objectives included investor objectives rather than teamwork oriented objectives).

  •
  For the executive officer who is also a business unit head, the Committee chose three primary measures: (i) Atmel's financial objectives, which consisted of Atmel's revenue and non-GAAP operating profit percentage (weighted at 12.5% each); (ii) the business unit's financial objectives, which consisted of the business unit's revenue and non-GAAP operating profit percentage (weighted at 25% each); and (iii) individual performance objectives (weighted at 25%), which included strategic, profitability, operational, human resources and teamwork oriented objectives.

        For measurement purposes, revenue and non-GAAP operating profit percentages are adjusted from GAAP results to exclude the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture related expenses, certain legal, accounting and related expenses, and other items approved by the Committee with the intent of helping to assess Atmel's operating results in a manner that is focused on the performance of its ongoing operations.

        The Committee set a minimum hurdle, target objective and maximum goals for revenue and operating profit percentage for the Executive Incentive Plan as follows: (i) for achieving the minimum hurdle, 2012 bonuses would be paid out at 75%; (ii) for achieving the target objective, 2012 bonuses would be paid out at 100%; and (iii) for achieving the maximum goals, 2012 bonuses would be paid out at 200%. The Committee measures achievement of each such factor independently, and executives must meet a threshold for each factor in order to receive any credit for that factor. Awards under the Executive Incentive Plan are generally scaled in a linear fashion, once the minimum hurdle has been achieved, although the Committee retains discretion to modify the bonus that would otherwise be payable based on actual performance.

        The Committee set Atmel's 2012 target revenue objective at $1,695 million, before adjustments, and set Atmel's 2012 non-GAAP operating profit percentage objective at 18.9%, before adjustments (both objectives are adjusted, based on actual results, to exclude the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture related expenses, certain legal, accounting and related expenses, and other items approved by the Committee). The Committee set Atmel's business unit financial goals at levels the Committee deemed necessary to achieve Atmel's company-wide financial performance goals reflected in the above table, and require a similar degree of achievement as Atmel's company-wide criteria. Because we do not provide business unit level guidance, we are not disclosing these competitively sensitive goals.

        In connection with its review, the Committee considered our financial and operating results for 2012. For 2012, our net revenue totaled $1.43 billion, a decrease of 21%, or $370.9 million, from $1.80 billion in net revenue for 2011. Revenue for 2012 was lower than 2011 primarily as a result of lower sales throughout our distribution channel, particularly in Asia. We also continued to see softer global demand in mobile devices and industrial markets, as the economic slowdown affected our customers and their purchasing requirements. A full discussion of our financial results can be found in our 2012 Annual Report on Form 10-K.

        Following review of our financial and operating performance for 2012 and the other factors discussed in the section entitled "2012 Fiscal Performance" above, the Committee concluded that Atmel satisfied the hurdle rate with respect to its revenue objective for 2012, which was established at 85% of adjusted target revenue, as adjusted in the manner described above. As a result, each named executive officer who is a corporate executive received approximately 75% of the 37.5% incentive bonus portion allocable to revenue performance under the Executive Incentive Plan (Mr. Valiton, who is a business unit executive, received approximately 75% of the 12.5% incentive bonus portion allocable to revenue performance under the Executive Incentive Plan). The Committee further concluded that we had not achieved the hurdle rate for non-GAAP operating profit percentage. As a result, none of the named executive officers received a bonus for 2012 payable in respect of that performance metric. Individual performance objectives were weighted at 25% of the target incentive bonus, which included an assessment by the Committee of strategic, profitability, operational, human resources and teamwork oriented objectives for each named executive officer (except for our Chief Executive Officer, for whom the objectives included investor objectives rather than teamwork oriented objectives). The individual performance metric can range from 0% to 300% (subject to the aggregate bonus cap of 200% discussed above) for each named executive officer depending on the Committee's evaluation of that officer's performance in 2012. Actual incentive bonus payments reflect a blend of those factors across the various performance criteria.

        Based on the foregoing considerations, the Committee made the following incentive awards to our NEOs for 2012:

Name	Fiscal 2012 Target Executive Incentive as % of Base Salary	Fiscal 2012 Target (Potential) Executive Incentive ($)	Fiscal 2012 Actual Executive Incentive Payout ($)
Steven Laub	160%	1,208,000	613,224
Stephen Cumming	85%	348,500	159,486
Tsung-Ching Wu	85%	432,820	203,484
Robert Valiton	80%	296,000	132,163
Scott Wornow	75%	288,750	225,986
Walt Lifsey(1)	85%	—	—

(1)
Mr. Lifsey retired effective October 31, 2012.

  Long-Term Incentive Compensation

        Atmel provides long-term incentive compensation through equity awards that generally vest over multiple years, including performance-based awards that vest upon the achievement of performance goals. Atmel's equity compensation program is intended to align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to achieve long-term stockholder value. The equity compensation program also is designed to attract, retain and motivate highly talented executives.

        Our Committee regularly monitors the environment in which Atmel operates and makes changes to our equity compensation program to help us meet our compensation objectives, including achieving long-term stockholder value. In recent years, the Committee has relied primarily on annual RSUs grants

(with four year vesting schedules) and periodic grants of performance-based restricted stock units (which generally utilize three-year performance criteria). In recent years the Committee has only granted such performance-based restricted stock units once every three years. Although this approach, as a result of the application of SEC reporting rules, can create volatility in the value of compensation as reported in the Summary Compensation Table included in this Proxy Statement, the Committee believes that the combination of annual RSU grants and the issuance of performance-based restricted stock units appropriately aligns executives' compensation with shareholder interests. The Committee further believes that our compensation practices effectively serve to incent and retain management through cyclical upturns and downturns that traditionally affect the semiconductor industry and properly reward our executives for achieving near-term and long-term business goals. From time to time, the Committee also makes special one-time equity grants during the year when an executive is promoted or that executive's employment status is changed.

      Performance-Based Restricted Stock Units

        Unlike many of Atmel's peers, we have not historically granted performance-based restricted stock units to employees each year. Instead, the Committee previously determined that unique grants, with performance periods that extend over several years, offer a preferable methodology for aligning stockholder and management interests. Prior to 2011, we had not adopted a performance-based equity program since 2008.

        Because Atmel granted performance-based restricted stock units to NEOs in 2011, we did not grant performance-based restricted stock units in 2012 to any NEOs. The Company will only include newly promoted employees or new hires in the 2011 Plan at the direction of the Committee. Based on the Committee's review of compensation practices within the semiconductor industry, and advice received from Compensia regarding market practices for performance-based plans of our peers and competitors, the Committee expects, in 2013, to review and evaluate whether our practice of granting performance-based restricted stock units with three-year performance periods, which results in large initial equity grants with no subsequent equity grants for several years thereafter, remains an effective and appropriate compensation approach for us. As part of that evaluation, the Committee expects to consider, in the alternative, one-year performance-based plans, with overlapping performance periods and annual performance-based grants that are smaller than the three-year performance-based awards that we granted in 2008 and then in 2011.

        Below is a table that sets forth the awards of performance-based restricted stock units to our NEOs. Atmel is currently operating under our 2011 Long-Term Performance-Based Incentive Plan ("2011 Plan"),

which is a three-year performance-based equity program. Thus, we did not grant performance-based restricted stock units to our NEOs in 2012:

Executive	Grant Date	Target Payout (Based on Market Value on Date of Grant) ($)(1)(2)	Performance Period	Target/Actual Earned Date	Actual Payout
Steve Laub	2010	0 (no performance shares granted)
	2011	$5,600,000	3 years	On or before	Not yet determined
	2012	0 (no performance shares granted)		March 14, 2014
Stephen Cumming	2010	0 (no performance shares granted)
	2011	$805,000	3 years	On or before	Not yet determined
	2012	0 (no performance shares granted)		March 14, 2014
Tsung-Ching Wu	2010	0 (no performance shares granted)
	2011	$980,000	3 years	On or before	Not yet determined
	2012	0 (no performance shares granted)		March 14, 2014
Robert Valiton	2010	$127,600 under expired plan(3)
	2011	$875,000	3 years	On or before	Not yet determined
	2012	0 (no performance shares granted)		March 14, 2014
Scott Wornow	2010	0 (no performance shares granted)
	2011	$630,000	3 years	On or before	Not yet determined
	2012	0 (no performance shares granted)		March 14, 2014
Walt Lifsey	2010	0 (no performance shares granted)
	2011	$980,000	3 years	N/A(4)	N/A(4)
	2012	0 (no performance shares granted)

(1)
These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any. Executive officers are not guaranteed to receive any of the shares subject to this performance plan unless, and until, the applicable performance criteria have been achieved over the three-year performance period. The payout value is based on the closing price of our common stock on the NASDAQ Global Select Market of $14.00 per share on the date of grant (May 23, 2011) and reflects achievement at the target level under the 2011 Plan for three years (January 1, 2011 through December 31, 2013) and award of the target number of shares. The metrics for performance-based restricted stock units under our 2011 Plan are described in further detail in below. Based on the closing price of our common stock on the NASDAQ Global Select Market of $6.55 per share on December 31, 2012, realizable value, assuming achievement at the target level, would have been as follows: Mr. Laub: $2,620,000, Mr. Cumming: $376,625, Mr. Wu: $458,500, Mr. Valiton: $409,375, Mr. Wornow: $294,750, and Mr. Lifsey: $458,500. These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any.

(2)
Assuming achievement at the maximum level under the 2011 Plan for three years (January 1, 2011 through December 31, 2013), the payout value, which reflects the market value as of the date of grant (May 23, 2011), of the maximum number of shares would be as follows: Mr. Laub: $11,200,000, Mr. Cumming: $1,610,000, Mr. Wu: $1,960,000, Mr. Valiton: $1,750,000, Mr. Wornow: $1,260,000, and Mr. Lifsey: $1,960,000. These amounts do not correspond to the actual value that will be recognized by the NEOs, if any.

(3)
Mr. Valiton received a grant of performance shares in 2010 in connection with a promotion under a now expired 2008 performance-based incentive award program. The payout value for that expired plan is based on the closing price of our common stock on the NASDAQ Global Select Market of $5.80 per share on the date of grant (August 12, 2010).

(4)
Mr. Lifsey retired effective October 31, 2012 and will not receive any of the stock underlying his 2011 performance-based restricted stock unit award.

        Under the 2011 Plan, Atmel's performance across three, one-year performance periods (2011, 2012 and 2013) and over the cumulative three-year performance period (2011-2013) determines the number of shares an executive officer will receive under their performance-based restricted stock unit awards, as described below:

Performance Period	Percentage of Maximum Shares Subject to Performance-based Restricted Stock Unit Award that May Be Credited to Participant	Minimum Performance Conditions to Achieve 100% of Award
Three one-year performance periods (2011, 2012 and 2013)	Up to 50% No more than one-third (approximately 16.7%) of that amount can be credited based on performance in any one year	Satisfy targeted pro forma operating margin, and
Atmel's adjusted revenue for the one-year period is either: (a) better than a specified percentage of the peer semiconductor group, or (b) better than a specified percentage of the peer microcontroller group (as described below).
Aggregate three-year performance period (January 1, 2011 through December 31, 2013)	Up to 100% The maximum amount credited, when taken together with the amount credited under each of the three one-year performance periods, cannot exceed 100%	Satisfy targeted pro forma operating margin, and
Atmel's adjusted revenue for the cumulative three-year period is either: (a) better than a specified percentage of the peer semiconductor group, or (b) better than a specified percentage of the peer microcontroller group (as described below).

        In order to receive 100% of the shares under a performance-based restricted stock unit awarded under the 2011 Plan, (a) all of the performance goals over each one-year performance period (2011, 2012 and 2013) must be achieved and the target performance goals over the three-year cumulative performance period (from January 1, 2011 through December 31, 2013) must be achieved, or (b) if not all of the performance goals over each one-year performance period (2011, 2012 and 2013) are achieved, then the three-year cumulative performance period (from January 1, 2011 through December 31, 2013) performance must exceed the target performance goals for that period. Shares underlying performance-based restricted stock units can be credited to the award holder each year based on performance, but the shares will not vest, or be released, until the Committee makes its final determination regarding the satisfaction of the performance metrics for the three-year cumulative period. The Committee expects to make this final determination in early 2014. In addition, to receive the shares, executives are generally required to serve through the date on which the Committee makes this final determination under the 2011 Plan, except, as determined by the Committee, in the event of death, disability or a change of control.

        In order for any shares to be credited under a performance-based restricted stock unit awarded under the 2011 Plan in respect of any one-year performance period (2011, 2012 and 2013) or the cumulative three-year performance period (2011-2013), Atmel must achieve a pro forma operating margin of at least 20% for such performance period. Pro forma operating margin is calculated as Atmel's operating profit as reported in its Annual Report on Form 10-K, as adjusted to exclude the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture related expenses, certain legal, accounting and related expenses, and other items approved by the Committee, divided by Atmel's Net Revenue as reported in its Annual Report on Form 10-K, as adjusted, in the discretion of the Committee, to exclude or include the effects of merger, acquisition, divestiture and similar extraordinary transactions. The Committee is required by the terms of the 2011 Plan to adjust downward the 20% pro forma operating margin threshold if an industry-wide decline in adjusted revenue for Atmel's semiconductor peer companies occurs, and, if that occurs, any downward adjustment must be implemented in a manner consistent with the absolute decline in pro forma operating margin for the peer companies as a group, as reviewed by the Committee. The operating margin adjustment was designed, and intended, to permit the 2011 Plan to function effectively over a three year period and to allow for adjustments that would enable the 2011 Plan to achieve one of its principal objectives of weighing Atmel's relative performance against its competitors within the industry.

        If Atmel achieves the requisite pro forma operating margin threshold, shares will be credited to participants based on Atmel's relative revenue growth compared to a semiconductor peer group and on Atmel's microcontroller revenue growth compared to a microcontroller company peer group, whichever result is greater. The peer groups selected by the Committee differ from the Core Peer Companies that the Committee references to establish the form and amount of our general executive compensation practices, as described in the section entitled "Our Peer Companies" below. As of December 31, 2012, the semiconductor peer group comprised 21 semiconductor companies and the microcontroller peer group comprised nine microcontroller companies. Performance is evaluated for each one year annual period (2011, 2012 and 2013) and for the aggregate three-year period (2011 through 2013).

        If Atmel's performance over any one year annual period (2011, 2012 or 2013) is better than a specified percentage of the companies in the semiconductor peer group or a specified percentage of the companies in the microcontroller peer group, participants will be credited with a percentage of their award attributable to that annual performance period. For each one-year annual period, no more than 50% of one-third (or approximately 16.7%) of the participant's award can be credited. If Atmel's performance for the cumulative three-year cumulative performance period is better than a specified percentage of the companies in the semiconductor peer group or a specified percentage of the companies in the microcontroller peer group, participants will be credited with up to 50% of their award. If Atmel performs at a level above the target objective for the three-year cumulative performance period with respect to either of the designated peer groups, participants will be credited with a percentage of their award, to the extent participants have not already been credited with 50% of their award for each of the three annual performance periods, scaling to 100%, if Atmel ranks at or above the maximum goal levels for the three-year cumulative performance period.

        Based on Atmel's performance in 2011, the Committee credited participants with the shares allocated under the 2011 Plan to the 2011 performance period, which represented 50% of one-third (or approximately 16.7%) of the total number of performance share awards granted to share participants under the 2011 Plan. As described above, those shares are not considered vested and have not been released to participants.

      Annual RSUs

        As part of each NEO's total variable compensation, the Committee awards RSUs annually. For 2012, those awards were made in August 2012. The awards vest quarterly over four years. In determining the number of RSUs to be granted to each of our NEOs, the Committee evaluated the total compensation potential for each executive, which consists of base salary, incentive opportunity, and the assumed value of equity compensation based on market prices of Atmel's common stock at the time of grant. The grant date fair value of the annual RSU awards to each of our NEOs in each of the past two years is set forth in the table below:

Name	2012 Annual RSU Award ($)(1)	2011 Annual RSU Award ($)(1)(2)
Steven Laub	4,832,190	4,372,704
Stephen Cumming	905,850	928,368
Tsung-Ching Wu	1,157,706	1,092,672
Robert Valiton	930,798	873,936
Scott Wornow	779,922	1,139,640
Walt Lifsey(3)	1,157,706	1,092,672

(1)
Amounts shown do not reflect compensation actually received. Instead the dollar value of these awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions.

(2)
Does not reflect the grant date fair value of performance-based restricted stock units granted in 2011, which are included in the amounts reported under the Stock Awards column of the Summary Compensation Table included in below.

(3)
Mr. Lifsey retired effective October 31, 2012. Pursuant to an agreement with the Company, Mr. Lifsey will continue to serve as an independent contractor and consultant to the Company for a period of up to two years and Mr. Lifsey's equity awards, including the awards described in this table, will continue to vest until May 15, 2013.

    Consideration of 2012 Advisory Vote to Approve Our Executive Compensation

        The Committee also considers the voting results on the stockholder advisory vote on executive compensation at each annual stockholder meeting. At the 2012 Annual Meeting of Stockholders, approximately seventy-one percent of votes were cast in favor of our executive compensation. Following this voting result, the Committee reviewed with Compensia potential adjustments to Atmel's compensation practices. Based on this engagement, and taking into account the stockholder advisory vote to approve executive compensation obtained at the 2012 Annual Meeting of Stockholders and discussions undertaken with significant stockholders throughout that process and afterwards, the Committee determined to enhance the discussion and disclosure around Atmel's executive compensation practices and to maintain the essential elements and structure of the executive compensation program for 2012, which the Committee views as effective in achieving its compensation policy goals of focusing executives on financial and operational goals that contribute to both near-term and long-term performance. As part of that process, the Committee also determined to evaluate the type of performance-based compensation programs that Atmel has historically used. Based on the Committee's review of Atmel's compensation practices within the semiconductor industry, and advice received from Compensia regarding market practices for performance-based plans of Atmel's peers and competitors, the Committee expects, in 2013, to review and evaluate whether Atmel's practice of granting performance-based restricted stock units with three-year performance periods, which results in large initial equity grants with no subsequent equity grants for several years thereafter, remains an effective and appropriate compensation approach for

Atmel. As part of that evaluation, the Committee expects to consider, in the alternative, one-year performance-based plans, with overlapping performance periods and annual performance-based grants that are smaller than the three-year performance-based awards that Atmel granted in 2008 and then in 2011. The Committee will continue to consider the results of future say-on-pay proposals and seek further investor feedback as it continually monitors the design and effectiveness of Atmel's executive compensation programs.

    Compensation Consultants

        The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

        Since 2006, the Committee has engaged Compensia as its advisor to provide analysis, advice and guidance on executive compensation. Compensia reports to the Committee and receives its instructions from the Committee. The Committee has sole discretion to terminate Compensia and to determine its fees. Since 2008, Compensia has also advised Atmel's Corporate Governance and Nominating Committee with respect to the compensation of Atmel's Board of Directors.

        Compensia is an independent compensation advisor, with special expertise and extensive experience in the technology sector, and has no business other than advising boards and management teams on executive compensation issues. The Committee considered those factors in making its selection of Compensia.

        In 2012, Compensia worked in collaboration with Atmel's management at the Committee's direction to review management's recommendations to the Committee and to provide information and guidance to management on the Committee's behalf. As the Committee's consultant, Compensia made recommendations directly to the Committee and attended portions of the Committee's executive sessions without the involvement of management, as required by the Committee, and in order to support the Committee's independent decision-making. Compensia performed the following services related to executive compensation at the request of the Committee in 2012:

  •
  A competitive assessment of Atmel's senior executive compensation program;

  •
  A review of Atmel's short-term incentive plan and of competitive short-term incentive program practices; and

  •
  A review of the Committee's processes and effectiveness.

        Compensia did not provide any services to Atmel, other than the services described above, during 2012. For services in 2012, we paid Compensia $42,770. Prior to the Committee's determination of executive incentive bonuses for 2012, Compensia certified its independence to the Committee.

        In addition, management has engaged Radford, a business unit of Aon Hewitt, to provide compensation data, information regarding market practices, and additional support to Atmel's compensation planning process. Radford attended portions of certain Committee meetings during 2012 at the request of the Committee and assisted management in collecting and providing information to the Committee.

    Other Benefit Programs

  Severance/Change of Control Benefits

        Atmel has a Change of Control and Severance Plan under which Atmel provides its executive officers with certain severance and other payments following a termination of employment, including in connection with a change of control. Our Chief Executive Officer's employment agreement also provides for similar benefits. Atmel does not provide for tax gross-ups on any payments made under the Change of Control and Severance Plan or under our Chief Executive Officer's employment agreement. The payments that may be made pursuant to the Change of Control and Severance Plan are described further below under the section entitled "Potential Payments Upon Termination or Change of Control."

  Retirement Plans, Executive Perquisites and Generally Available Benefit Programs

        Atmel maintains a tax-qualified 401(k) Tax Deferred Savings Plan (the "401(k) Plan"), which provides for broad-based employee participation. In addition, Atmel maintains the Atmel Executive Deferred Compensation Plan (the "EDCP"), which is a non-qualified U.S. deferred compensation plan offered to higher level U.S. employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Participants are credited with deemed investment returns based on the allocation of their account balances among a range of mutual funds available for the deemed investment of amounts credited under the EDCP. Participants remain general creditors of Atmel. Atmel offers the EDCP as a competitive practice to enable it to attract and retain top talent. The EDCP is evaluated for competitiveness in the marketplace from time to time, but the level of benefit provided by the EDCP is not typically taken into account in determining an executive's overall compensation package for a particular year.

        In 2012, executive officers were eligible to receive health care coverage that is generally available to other Atmel employees. In addition, Atmel offers a number of other benefits to the executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits. Consistent with practice in the semiconductor industry, Atmel does not otherwise generally provide perquisites to its NEOs.

    Other Aspects of our Executive Compensation Programs

  Role of Compensation Committee

        Atmel's executive compensation program is overseen and administered by the Committee. The Committee currently consists of Messrs. Saltich (Chairman), Carinalli, Der Torossian, and Sugishita. Each of these individuals qualifies as (i) an "independent director" under the Nasdaq listing standards, (ii) a "non-employee director" under Rule 16b-3 of the Exchange Act, and (iii) an "outside director" under Code Section 162(m). The Committee reviews and approves our executive compensation objectives and programs; approves specific executive officer compensation decisions, such as salaries, target bonuses and actual bonuses; and administers our stock incentive plans. The Committee has the ultimate authority to make decisions with respect to the compensation of our NEOs, but may, if it chooses, delegate any of its responsibilities to a subcommittee. The Committee has not delegated any of its authority with respect to any material compensation component affecting executive officers of Atmel. The Committee held six meetings during 2012. The Committee operates under a written charter, which it reviews annually, adopted by our Board. A copy of the charter is available at http://ir.atmel.com/governance.cfm.

  Role of Executive Officers in Compensation Decisions

        The Committee meets with Atmel's Chief Executive Officer and/or other executives to obtain recommendations with respect to Company compensation programs, practices, and packages for executive officers and certain other employees. Management makes recommendations to the Committee on base salaries, target and actual bonuses, and equity compensation for the executive team and other employees; however, individual executive officers do not propose or seek approval for their own compensation. The Committee considers, but is not bound by and does not always accept, management's recommendations with respect to executive compensation. Compensia advises the Committee with respect to these executive compensation programs.

        Our Chief Executive Officer attends portions of the Committee's meetings, but the Committee also holds executive sessions not attended by any members of management or non-independent directors. The Committee discusses our Chief Executive Officer's compensation package with him, but deliberates and makes decisions with respect to his compensation without him present and in consultation with its independent compensation consultant. The Board has delegated authority to our Chief Executive Officer to grant options and restricted stock units, within specified limits, to non-executive employees under specific circumstances, including prior review and approval from our vice president of human resources (or a delegate), subsequent review from our chief legal officer (or a delegate), and in certain circumstances subsequent approval from the Chairman of the Committee. Copies of approvals pursuant to this delegation of authority are periodically reviewed with the Committee.

  Role of Compensation Consultant

        As described above under "Compensation Consultants," the Committee engaged Compensia to advise it and assist it in connection with 2012 compensation decisions. Compensia offered the Committee advice with respect to salary, bonus and equity compensation of executive officers, performance-based plans, the compensation-related terms of senior employment arrangements, and general information related to market trends and developments affecting compensation practices. Our Committee also sought Compensia's advice regarding the relationship between our Chief Executive Officer's compensation and Atmel's performance.

  Our Peer Companies

        In analyzing our 2012 executive compensation program, Compensia used data from a group of peer companies in the semiconductor industry (the "Core Peer Companies") and a group of companies in the high-tech industry identified as high growth and high performing (the "Broad High-Tech Peer Companies").

        The Core Peer Companies were selected on the basis of their similarity to Atmel in size (as determined by revenue, market capitalization, net income, and number of employees), business strategy and industry. The Committee reviews the Core Peer Companies at least annually and makes adjustments to its composition, taking into account changes in both the Company's business and the businesses of the Core Peer Companies. For 2012, our Core Peer Companies were:

  Core Peer Companies:

• Advanced Micro Devices, Inc.	• Marvell Technology Group Ltd.
• Altera Corporation	• Maxim Integrated Products, Inc.
• Analog Devices, Inc.	• Microchip Technology Incorporated
• Broadcom Corporation	• NVIDIA Corporation
• Cypress Semiconductor Corporation	• ON Semiconductor Corporation
• Fairchild Semiconductor International, Inc.	• Xilinx, Inc.
• Linear Technology Corporation
• LSI Corporation (LSI Logic)

        The Broad High-Tech Peer Companies were selected, notwithstanding differences in financial and business models, on the basis that they offered reasonable comparisons for the Committee to further assess and evaluate Atmel's performance and executive compensation program and were also approved by the Committee. For 2012, our Broad High-Tech Peer Companies were:

  Broad High-Tech Peer Companies:

• Adobe Systems Incorporated	• Nuance Communications, Inc.
• Juniper Networks, Inc.	• Salesforce.com, Inc.
• NetApp, Inc.	• VMware, Inc.

        The companies included in these groups may change from year to year depending on various factors, including the acquisition of a referenced company or the identification of other companies that offer more valuable comparative information. For example, the Committee reviewed our Core Peer Companies and removed National Semiconductor Corporation, as this company was acquired by Texas Instruments Incorporated in September 2011.

        To analyze the compensation practices of the Core Peer Companies and the Broad High-Tech Peer Companies, the Committee's independent compensation consultant, Compensia, reviewed data that Radford gathered from publicly available information. Neither the Committee nor Compensia was obligated to accept, or limited to, the information gathered by Radford. The Committee and Compensia reviewed and considered that information and determined that it was appropriate for purposes of evaluating and assessing compensation decisions for the Company. The Core Peer Company and Broad High-Tech Peer Company data was used as a reference point to assess Atmel's current compensation levels by the Committee in the course of its deliberations on compensation design and amounts.

Stock Ownership Guidelines and Certain Trading Restrictions

        Pursuant to our Corporate Governance Principles, stock ownership for our directors and executive officers is encouraged. As more fully described in the section entitled "Standard Director Compensation Arrangements," in 2011, our Board enacted mandatory stock ownership guidelines for directors. In addition, our executive officers and certain other individuals subject to our Insider Trading Policy are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative transactions with respect to Atmel's securities. This prohibition extends to hedging or similar transactions designed to decrease the risks associated with holding Atmel securities. Our Insider Trading Policy also includes a prohibition on pledging Atmel securities as collateral for loans.

Equity Grant Practices

        Equity-based incentives are granted to our executive officers under Atmel's stockholder-approved 2005 Stock Plan. Pursuant to Atmel's equity compensation granting policy, grants to executive officers are approved either during scheduled meetings or by unanimous written consent of the Committee effective, in the case of a written consent, upon the date the last signature of a member of the Committee is obtained. Restricted stock units generally commence vesting on the 15th day of the middle month of the calendar quarter in which the Committee approval occurs. Options are granted on the 15th day of the month on or after the approval date, or the next trading day if the market is not open on the 15th day of the month (for example, stock options approved between October 16 and November 15 would be granted on November 15). All options have a per share exercise price equal to the closing price of Atmel's common stock on the grant date.

 Accounting and Tax Considerations

        Atmel has considered the potential impacts of the excise taxes under Sections 280G and 409A of the Code and has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to these Sections. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of Atmel that exceeds certain limits, and that Atmel or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives "deferred compensation" that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, Atmel structured the EDCP and structures its equity awards and other compensation programs in a manner intended to comply with the applicable Section 409A requirements.

        In determining which elements of compensation are to be paid, and how they are weighted, Atmel also takes into account whether a particular form of compensation will be considered "performance-based" compensation for purposes of Section 162(m) of the Code. Under Section 162(m), Atmel generally receives a federal income tax deduction for compensation paid to any of its NEOs only if the compensation is less than $1 million during any fiscal year or is "performance-based" under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. To the extent that the aspects of a performance-based compensation plan are adjusted in the discretion of the Committee, the exercise of that form of discretion, notwithstanding that the exercise of such discretion is expressly permitted by the terms of a plan, may result in that compensation not being deductible. The Committee has retained the discretion to implement the 2011 Plan and other compensation plans in a manner that the Committee believes most effectively achieves the objectives of Atmel's compensation philosophies as described above. If that discretion is exercised, it may result in the non-deductibility of executive compensation in excess of $1 million during any fiscal year.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2012 required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Jack L. Saltich (Chairman) Charles Carinalli Papken Der Torossian David Sugishita

 Compensation Practices and Risk

        The Committee has discussed the concept of risk as it relates to our compensation program, and the Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

  •
  Our use of different types of compensation vehicles provides a balance of long and short-term incentives with fixed and variable components.

  •
  We grant equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values.

  •
  The metrics used to determine the amount of an executive's bonus under the 2012 Executive Incentive Plan included Company-wide metrics, and for certain employees, business unit-wide metrics, which we believe promote long-term value. In addition, a participant's overall bonus cannot exceed two times the target amount, no matter how much financial performance exceeds the metrics established at the beginning of the year.

  •
  The Committee retains discretion to modify or to eliminate incentive bonuses that would otherwise be payable based on actual financial performance under our 2012 Executive Incentive Plan.

  •
  Our system of internal control over financial reporting, standards of business conduct, and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our 2012 Executive Incentive Plan.

        The Company's management reviews the primary elements of our compensation program on an annual basis and reviews the other elements from time to time to ensure that compensation levels remain competitive.

 Summary Compensation Table

        The following table presents information concerning the total compensation of (i) our principal executive officer, (ii) our principal financial officer, (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of fiscal 2012, and (iv) one of our former executive officers who would have been one of our three most highly compensated executive officers if he had been serving as an executive officer at the end of fiscal 2012 (collectively, our "named executive officers").

Name	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven Laub	2012	743,385	950	(4)	4,832,190		—	613,224	20,675	6,210,424
President and Chief	2011	743,385	—		9,972,704	(9)	—	1,605,294	20,487	12,341,870	(11)
Executive Officer	2010	742,223	500	(5)	17,769,000		—	1,887,500	18,255	20,417,478
Stephen Cumming	2012	404,692	—		905,850		—	159,486	18,745	1,488,773
Vice President, Finance and	2011	390,456	—		1,733,368	(9)	—	407,574	18,601	2,549,999	(11)
Chief Financial Officer	2010	353,859	500	(5)	2,572,950		—	541,406	16,002	3,484,717
Tsung-Ching Wu	2012	509,200	950	(4)	1,157,706		—	203,484	25,307	1,896,647
Executive Vice President,	2011	509,200	200	(4)	2,072,672	(9)	—	526,059	25,012	3,133,143	(11)
Office of the President	2010	508,652	1,786	(6)	3,185,200		—	692,194	22,451	4,410,283
Robert Valiton(7)	2012	358,923	—		930,798		—	132,163	18,954	1,440,838
Senior Vice President,	2011	343,292	—		1,748,936	(9)	—	307,660	18,749	2,418,637	(11)
General Manager
Scott Wornow(8)	2012	378,077	—		779,922		—	225,986	19,720	1,403,706
Senior Vice President,
Chief Legal Officer
Walt Lifsey(10)	2012	464,959	—		1,157,706		—	0	15,982	1,638,647	(10)
Former Executive	2011	500,000	—		2,072,672	(9)	—	516,554	16,461	3,105,687	(11)
Vice President	2010	499,462	500	(5)	3,185,200		—	726,563	13,790	4,425,515
and Chief Operating Officer

(1)
Stock awards consist of restricted stock units. Amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead the dollar value of the awards shown in this column is the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board ("FASB") ASC 718 for the years ended December 31, 2010, 2011 and 2012, excluding any estimate of future forfeitures related to service-based vesting conditions for restricted stock units. The assumptions used in the valuation of these awards are set forth in the Notes to Consolidated Financial Statements in our fiscal 2012 Annual Report on Form 10-K filed with the SEC on February 26, 2013.

(2)
The amounts under Non-Equity Incentive Plan Compensation reflect bonuses paid pursuant to the executive bonus plans adopted by the Compensation Committee (i) on March 27, 2012 (the "2012 Bonus Plan"), (ii) on March 29, 2011, amended on June 2, 2011 (the "2011 Bonus Plan"), and (iii) on April 22, 2010 (the "2010 Bonus Plan"). Amounts paid under the 2012 Bonus Plan, the 2011 Bonus Plan and the 2010 Bonus Plan were paid in fiscal 2013, fiscal 2012 and fiscal 2011, respectively. The amounts paid under the 2012 Bonus Plan, the 2011 Bonus Plan and the 2010 Bonus Plan were paid in cash. For more information regarding the 2012 Bonus Plan, see "Grants of Plan-Based Awards in 2012" below.

(3)
The value and components of perquisites and other personal benefits for each of the named executive officers for fiscal 2012 are set forth below in the "All Other Compensation for Fiscal Year 2012" table.

(4)
Represents a bonus paid in connection with a patent award.

(5)
Represents a Company performance award paid to all employees in November 2010.

(6)
Represents $1,286 paid in connection with a patent award and $500 paid in connection with a Company performance award paid to all employees in November 2010.

(7)
In March 2011, Mr. Valiton was promoted to the position of Senior Vice President, General Manager and became a named executive officer of Atmel.

(8)
Mr. Wornow became a named executive officer of Atmel following the retirement of Mr. Lifsey effective October 31, 2012.

(9)
Calculates value for performance-based restricted stock units based on achievement at the target level and a payout of the target number of shares. Assuming achievement at the maximum level under the 2011 Plan for three years (January 1, 2011 through December 31, 2013) and payout of the maximum number of shares, the maximum stock award values would be as follows: Mr. Laub: $15,572,704, Mr. Cumming: $2,538,368, Mr. Wu: $3,052,672, Mr. Valiton: $2,623,936, and Mr. Lifsey: $3,052,672. These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any.

(10)
Mr. Lifsey retired effective October 31, 2012. Pursuant to an agreement with the Company, Mr. Lifsey will continue to serve as an independent contractor and consultant to the Company for a period of up to two years, during which time Mr. Lifsey is entitled to (i) an annual consultancy fee of $458,087, payable in each of January 2013 and January 2014, (ii) continued health care coverage through November 1, 2013, and (iii) continued vesting of equity awards through May 15, 2013.

(11)
Calculates value for performance-based restricted stock units based on achievement at the target level and a payout of the target number of shares. Assuming achievement at the maximum level under the 2011 Plan for three years (January 1, 2011 through December 31, 2013) and payout of the maximum number of shares, the maximum total compensation values would be as follows: Mr. Laub: $17,941,870, Mr. Cumming: $3,354,999, Mr. Wu: $4,113,143, Mr. Valiton: $3,293,637, and Mr. Lifsey: $4,085,687. These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any.

    All Other Compensation for Fiscal Year 2012

Name	Health Insurance ($)	Life Insurance ($)	Short Term Disability Insurance ($)	Long Term Disability Insurance ($)	Company Match 401(k) Contribution ($)	Other ($)(1)	Total ($)
Steven Laub	12,327	1,140	208	378	4,000	2,622	20,675
Stephen Cumming	12,327	922	208	378	4,000	910	18,745
Tsung-Ching Wu	12,327	1,140	208	378	4,000	7,254	25,307
Robert Valiton	12,327	827	208	378	4,000	1,215	18,954
Scott Wornow	12,327	861	208	378	4,000	1,947	19,720
Walt Lifsey(2)	8,205	950	173	334	4,000	2,320	15,982

(1)
Premium for excess group term life insurance.

(2)
Mr. Lifsey retired effective October 31, 2012.

        See the section entitled "Base Salary" in the Compensation Discussion and Analysis included in this Proxy Statement for a description of the actions taken by the Compensation Committee with respect to the salary of our named executive officers for fiscal 2012.

        For a description of our process for determining the payment of non-equity incentive compensation to our executive officers, please see the section entitled "Incentive Bonuses" in the Compensation Discussion and Analysis included in this Proxy Statement.

        For a description of the our practices with respect to perquisites and personal benefits provided to our executive officers, please see the section entitled "Retirement Plans, Executive Perquisites and Generally Available Benefit Programs" in the Compensation Discussion and Analysis included in this Proxy Statement.

        From time to time, we enter into agreements with our executive officers. For a description of the material terms of employment agreements and severance and change of control arrangements with our named executive officers, please see the section entitled "Potential Payments Upon Termination or Change of Control" included in this Proxy Statement.

Grants of Plan-Based Awards in 2012

        The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2012 under any plan.

								All Other Stock Awards:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards
								Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven Laub	—	0	1,208,000	2,416,000	—	—	—
	8/23/2012	—	—	—	—	—	—	813,500	4,832,190
Stephen Cumming	—	0	348,500	697,000	—	—	—
	8/23/2012	—	—	—	—	—	—	152,500	905,850
Tsung-Ching Wu	—	0	432,820	865,640	—	—	—
	8/23/2012	—	—	—	—	—	—	194,900	1,157,706
Robert Valiton	—	0	296,000	592,000	—	—	—
	8/23/2012	—	—	—	—	—	—	156,700	930,798
Scott Wornow	—	0	288,750	577,500	—	—	—
	8/23/2012	—	—	—	—	—	—	131,300	779,922
Walt Lifsey(4)	—	0	425,000	850,000	—	—	—
	8/23/2012	—	—	—	—	—	—	194,900	1,157,706

(1)
Reflects the minimum, target and maximum payment amounts that named executive officers may receive under the 2012 Bonus Plan, depending on performance against the metrics described in further detail in the "Compensation Discussion and Analysis — Incentive Bonuses" section above. The amounts range from zero (if the minimum level for financial performance and individual goals are not achieved) to a cap based on a certain percentage of the individual's bonus target. The actual payout is determined by the Compensation Committee by multiplying (a) the percentage completion of the executive's goals by (b) the sum of the amounts calculated by applying the multipliers of the performance objectives to the performance objectives. Payouts under the 2012 Bonus Plan may be zero depending on Atmel's performance against company-wide and business unit performance objectives and the executive's performance against individual performance objectives. Based on the parameters of the 2012 Bonus Plan, payouts are determined by the Compensation Committee. The applicable cap for each of the named executive officers was 200% of the individual's bonus target. The actual bonus amounts were determined by the Compensation Committee in March 2013 and are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation

  Table." For each named executive officer, the amounts were paid as a cash bonus during fiscal 2013, as follows:

Fiscal 2012 Bonus Awards ($)
Steven Laub	613,224
Stephen Cumming	159,486
Tsung-Ching Wu	203,484
Robert Valiton	132,163
Scott Wornow	225,986
Walt Lifsey(4)	—
(2)
Reflects restricted stock units granted pursuant to the 2005 Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Atmel's common stock. 6.25% vest each quarter such that 100% of the shares will be fully vested on August 15, 2016.

(3)
Reflects the grant date fair value of each equity award computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in the Notes to Consolidated Financial Statements in our fiscal 2012 Annual Report on Form 10-K filed with the SEC on February 26, 2013. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

(4)
Mr. Lifsey retired effective October 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year End

        The following table presents information concerning unexercised options and stock that had not vested as of the end of fiscal 2012 for each named executive officer.

	Option Awards						Stock Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
							Number of Shares or Units of Stock That Have Not Vested (#)
			Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)
	Grant Date(1)					Option Expiration Date
Name			Exercisable	Unexercisable
Steven Laub	8/7/06	(5)	360,388	—	4.89	8/7/2016	—	—	—	—
	2/15/08	(6)	781,020	—	3.32	2/15/2018	—	—	—	—
	8/15/08	(7)	394,166	—	4.20	8/15/2018	—	—	—	—
	9/14/09	(8)	—	—	—	—	188,381	1,233,896	—	—
	9/15/09	(7)	321,995	111,460	4.43	9/15/2019	—	—	—	—
	9/2/10	(8)	—	—	—	—	393,750	2,579,063	—	—
	12/30/10	(9)	—	—	—	—	800,000	5,240,000	—	—
	5/23/2011		—	—	—	—	—	—	400,000	2,620,000
	9/20/11	(8)	—	—	—	—	298,237	1,953,452	—	—
	8/23/12	(8)	—	—	—	—	762,656	4,995,397	—	—
Stephen Cumming	7/15/08	(5)	175,493	—	3.32	7/15/2018	—	—	—	—
	9/14/09	(8)	—	—	—	—	22,681	148,561	—	—
	9/15/09	(7)	36,118	14,133	4.43	9/15/2019	—	—	—	—
	9/2/10	(8)	—	—	—	—	65,625	429,844	—	—
	12/30/10	(9)	—	—	—	—	108,000	707,400	—	—
	5/23/2011		—	—	—	—	—	—	57,500	376,625
	9/20/11	(8)	—	—	—	—	63,319	414,739	—	—
	8/23/12	(8)	—	—	—	—	142,969	936,447	—	—

	Option Awards						Stock Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
							Number of Shares or Units of Stock That Have Not Vested (#)
			Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)
	Grant Date(1)					Option Expiration Date
Name			Exercisable	Unexercisable
Tsung-Ching Wu	9/6/06	(7)	65,105	—	5.73	9/6/2016	—	—	—	—
	8/15/07	(7)	257,537	—	4.74	8/15/2017	—	—	—	—
	8/15/08	(7)	100,000	—	4.20	8/15/2018	—	—	—	—
	9/14/09	(8)	—	—	—	—	47,410	310,536	—	—
	9/15/09	(7)	128,015	29,542	4.43	9/15/2019	—	—	—	—
	9/2/10	(8)	—	—	—	—	87,500	573,125	—	—
	12/30/10	(9)	—	—	—	—	128,000	838,400	—	—
	5/23/2011		—	—	—	—	—	—	70,000	458,500
	9/20/11	(8)	—	—	—	—	74,525	488,139	—	—
	8/23/12	(8)	—	—	—	—	182,719	1,196,809	—	—
Robert Valiton	8/15/08	(7)	7,812	—	4.20	8/15/2018	—	—	—	—
	8/28/09	(7)	33,332	26,667	4.23	5/14/2017	—	—	—	—
	8/28/09	(8)	—	—	—	—	14,999	98,243	—	—
	9/14/09	(8)	—	—	—	—	15,121	99,043	—	—
	9/15/09	(7)	10,469	9,421	4.43	9/15/2019	—	—	—	—
	9/2/10	(8)	—	—	—	—	48,125	315,219	—	—
	12/30/10	(9)	—	—	—	—	100,000	655,000	—	—
	5/23/2011		—	—	—	—	—	—	62,500	409,375
	9/20/11	(8)	—	—	—	—	59,606	390,419	—	—
	8/23/12	(8)	—	—	—	—	146,906	962,234	—	—
Scott Wornow	11/15/10	(10)	—	—	—	—	125,000	818,750	—	—
	2/28/11	(9)	—	—	—	—	26,400	172,920	—	—
	5/23/2011		—	—	—	—	—	—	45,000	294,750
	9/20/11	(8)	—	—	—	—	44,687	292,700	—	—
	8/23/12	(8)	—	—	—	—	123,094	806,266	—	—
Walt Lifsey(11)	8/15/08	(7)	12,500	—	4.20	8/15/2018	—	—	—	—
	9/14/09	(8)	—	—	—	—	47,410	310,536	—	—
	9/15/09	(7)	32,824	29,542	4.43	9/15/2019	—	—	—	—
	9/2/10	(8)	—	—	—	—	87,500	573,125	—	—
	12/30/10	(9)	—	—	—	—	128,000	838,400	—	—
	5/23/2011		—	—	—	—	—	—	70,000	458,500
	9/20/11	(8)	—	—	—	—	74,525	488,139	—	—
	8/23/12	(8)	—	—	—	—	182,719	1,196,809	—	—

(1)
In each case, vesting is subject to the named executive officer being a service provider, as defined in the 2005 Stock Plan, on the applicable vesting date.

(2)
Market value of unvested restricted stock units based on the closing price of our common stock on the NASDAQ Global Select Market of $6.55 per share on December 31, 2012.

(3)
Reflects share amounts at target that named executive officers may receive under the 2011 Plan (administered under the 2005 Stock Plan), depending on performance against the metrics described in further detail in the "Compensation Discussion and Analysis — Long-Term Incentive Compensation" section above. The amounts range from zero (if performance above the minimum level is not achieved) to fifty percent (50%) of the maximum amount (if performance at or above the target level is achieved) to one hundred percent (100%) of the maximum amount (if performance at the maximum level is achieved), with increasing amounts of performance between the minimum level and maximum level for performance resulting in increased shares received. The actual payout, if any, will be determined by the Compensation Committee.

(4)
The payout value reported in this column reflects the market value of the target number of shares that would potentially be awarded depending on performance against the metrics described in further detail in the "Compensation Discussion and Analysis — Long-Term Incentive Compensation" section above. Assuming achievement at the maximum level under the 2011 Plan, the payout value reflecting the market value of the maximum number of shares would be as follows: Mr. Laub: $5,240,000, Mr. Cumming: $753,250, Mr. Wu: $917,000, Mr. Valiton: $818,750, Mr. Wornow: $589,500 and Mr. Lifsey: $917,000. The payout value is based on the closing price of our common stock on the NASDAQ Global Select Market of $6.55 per share on December 31, 2012. These amounts do not correspond to the actual value that will be recognized by the named executive officers, if any.

(5)
This option vested 25% on the first anniversary of the grant date and then 2.0833% per month thereafter.

(6)
This option vested as to 12.5% of the shares on February 15, 2008 and the remaining shares vested monthly thereafter, such that 100% of the shares subject to the option became fully vested on August 15, 2011.

(7)
This option vests 2.0833% per month until fully vested.

(8)
These restricted stock units vest 6.25% per quarter until fully vested.

(9)
These restricted stock units vest 20% on November 15, 2012, 30% on November 15, 2013 and 50% on November 15, 2014.

(10)
These restricted stock units vest 25% on November 15, 2011 and then 6.25% per quarter until fully vested.

(11)
Mr. Lifsey retired effective October 31, 2012. Mr. Lifsey will continue as an independent contractor and consultant to the Company for a period of up to two years, during which time, among other things, Mr. Lifsey is entitled to continued vesting of equity awards through May 15, 2013.

Option Exercises and Stock Vested at 2012 Fiscal Year End

        The following table provides information with respect to option exercises and stock vested during fiscal 2012 for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven Laub	—	—	942,970	5,877,106
Stephen Cumming	—	—	134,798	847,515
Tsung-Ching Wu	100,000	463,152	221,994	1,407,661
Robert Valiton	77,436	472,413	153,817	951,511
Scott Wornow	—	—	93,556	621,319
Walt Lifsey(3)	31,880	211,772	236,994	1,561,861

(1)
Market value of underlying shares on date of exercise based on the closing price of our common stock on the NASDAQ Global Select Market on the dates of exercise, minus the exercise price.

(2)
Market value of shares on date of vesting based on the closing price of our common stock on the NASDAQ Global Select Market on the dates of vesting, provided that if the date or dates of vesting do not fall on a trading day then the market value of shares is based on the average of the closing price of our common stock on the NASDAQ Global Select Market on the immediately following and preceding trading days.

(3)
Mr. Lifsey retired effective October 31, 2012.

Potential Payments Upon Termination or Change of Control

    2005 Stock Plan

        Pursuant to the terms of the 2005 Stock Plan, in the event of a merger of Atmel into another corporation or the sale of substantially all of the assets of Atmel, each outstanding award shall be assumed, or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares that would not otherwise be vested or exercisable. In addition, all restrictions on restricted stock will lapse, and, all performance goals or other vesting criteria will be deemed achieved at target level, with respect to restricted stock units.

        The following table sets forth the estimated benefit to the named executive officers in the event a successor corporation had refused to assume or substitute for the named executive officer's outstanding equity awards, assuming the date of the triggering event was December 31, 2012.

Name	Estimated Benefits ($)(1)(2)
Steven Laub	21,478,102
Stephen Cumming	3,420,203
Tsung-Ching Wu	4,386,638
Robert Valiton	3,420,748
Scott Wornow	2,680,136
Walt Lifsey(3)	4,386,638

(1)
Based on the aggregate market value of unvested option grants and restricted stock units and assuming that the triggering event took place on December 31, 2012, and the price per share of Atmel's common stock is the closing price on the NASDAQ Global Select Market as of that date ($6.55). Aggregate market value for options is computed by multiplying (i) the difference between $6.55 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2012. Aggregate market value for restricted stock units is computed by multiplying (i) $6.55 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2012. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

(2)
Assumes acceleration of the maximum number of shares underlying all performance-based restricted stock units awarded under the 2011 Plan for three years (January 1, 2011 through December 31, 2013).

(3)
Mr. Lifsey retired effective October 31, 2012. Mr. Lifsey will continue as an independent contractor and consultant to the Company for a period of up to two years, during which time, among other things, Mr. Lifsey is entitled to continued vesting of equity awards through May 15, 2013.

    Employment Agreement with Steven Laub and Performance-Based Restricted Stock Unit Award

        In connection with Mr. Laub's appointment in August 2006 as President and Chief Executive Officer of Atmel, Mr. Laub entered into an employment agreement with the Company dated as of August 6, 2006, as amended on March 13, 2007. On December 30, 2008, Mr. Laub entered into an amended and restated employment agreement with Atmel, which was further amended and restated effective as of May 31, 2009 and amended again effective as of October 25, 2011 (as amended, the "Employment Agreement"). The Employment Agreement provides for certain payments and benefits to be provided to Mr. Laub (subject to Mr. Laub's compliance with certain covenants, including a covenant not to compete with Atmel for a prescribed period) in the event that he is terminated without "cause" or that he resigns for "good reason," including in connection with a "change of control," as each such term is defined in the Employment Agreement.

        Effect of Termination under Employment Agreement.    If Mr. Laub's employment is terminated by Atmel without cause or his employment terminates due to death or disability, or Mr. Laub resigns for good reason, and such termination, death, disability or resignation is not in connection with a change of control, then Mr. Laub will receive: (i) a lump sum payment on the 96th day following termination of employment equal to (A) his base salary for twenty-four (24) months and (B) one hundred percent (100%) of his target annual incentive; (ii) twelve (12) months of accelerated vesting with respect to his outstanding unvested equity awards (other than the award of performance-based restricted stock units granted to Mr. Laub on May 23, 2011, which instead will be subject to the terms of such grant, including without limitation the provisions regarding vesting in connection with certain terminations of employment); and (iii) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel's health plans for up to eighteen (18) months, payable when such premiums are due; provided that, to the extent any such payment would be considered "deferred compensation" under Section 409A of the Code, such payment shall be deferred until the date that is six months and a day after termination of employment.

        If Mr. Laub's employment is terminated by Atmel without cause or his employment terminates due to death or disability, or Mr. Laub resigns for good reason, in each case within three (3) months prior to or eighteen (18) months following a change of control, then Mr. Laub will receive: (i) a lump sum payment on the 96th day following termination of employment equal to (A) his base salary for thirty-six (36) months and (B) three hundred percent (300%) of his target annual incentive; (ii) accelerated vesting with respect to one hundred percent (100%) of his then outstanding unvested equity awards (other than the award of performance- based restricted stock units granted to Mr. Laub on May 23, 2011, which instead will be subject to the terms of such grant, including without limitation the provisions regarding vesting following a change of control); (iii) reimbursement for premiums paid for continued health benefits for Mr. Laub and any eligible dependents under Atmel's health plans for up to eighteen (18) months, payable when such premiums are due; and (iv) transitional outplacement benefits in accordance with the policies and guidelines of Atmel as in effect immediately prior to the change of control; provided that, to the extent any such payment would be considered "deferred compensation" under Section 409A of the Code, such payment shall be deferred until the date that is six months and a day after termination of employment.

        Effect of Change of Control and/or Termination on Performance-Based Restricted Stock Unit Award.    The award agreement used for Mr. Laub in connection with his award of performance-based restricted stock units under the 2011 Plan was based on the performance-based restricted stock unit award agreement used for other executive officers, but incorporates several specific terms and definitions from Mr. Laub's Employment Agreement to make the performance-based restricted stock unit agreement consistent with his existing terms of employment: termination without "cause," termination for "good reason" and termination in connection with a "change of control." The following paragraphs describe the vesting of Mr. Laub's performance-based restricted stock units that would occur under specified events:

  •
  Effect of change of control on performance-based restricted stock unit award without a termination of Mr. Laub's employment.  Upon a change of control without a termination, the following applies (which is consistent with the protections provided to the other named executive officers): (i) all annual performance shares that have been credited or entitled to be credited through a change of control based on Atmel's actual performance through the most recently completed year prior to the change of control will immediately vest; (ii) a pro rata portion, measured in quarterly increments, of annual performance shares for the year in which the change of control occurs will immediately vest;

    (iii) all true up performance shares and all remaining annual performance shares for years completed prior to the change of control will immediately vest based on Atmel's actual performance through the most recently completed year prior to the change of control; and (iv) any remaining annual performance shares and true up performance shares that are not so vested will be converted into time based shares, vesting quarterly through December 31, 2013.

  •
  Effect of a termination without cause, resignation for good reason, death or disability on performance-based restricted stock unit award that occurs in connection with a change of control.  Termination "in connection with a change of control" is a termination that occurs at any time within three months before a change of control or within 18 months after a change of control (which is consistent with the protections provided to the other named executive officers): All annual performance shares and true up performance shares which have been or would have been, but for his termination prior to the date of the change of control, converted to time based shares upon the change of control will immediately vest, such that all shares awarded under the 2011 Plan will become fully vested upon such termination.

  •
  Effect of termination without cause, resignation for good reason, death or disability on performance-based restricted stock unit award that does not occur in connection with a change of control.  Termination "not in connection with a change of control" is a termination that occurs at any time earlier than three months before a change of control or more than 18 months after a change of control.

  •
  Upon death or disability (which is consistent with the protections provided to the other named executive officers): (i) all annual performance shares credited or entitled to be credited through the date of death or disability will immediately vest; (ii) a pro rata portion, measured in quarterly increments, of annual performance shares for the year in which the death or disability occurs will immediately vest; and, except as set forth in the following sentence, (iii) any remaining annual performance shares and true up performance shares will be forfeited. With respect to death or disability more than 18 months after a change of control has occurred, shares that had been converted to time based shares as a result of the change of control and would have vested over the next twelve months will immediately vest upon such termination.

  •
  Upon a termination without cause or resignation for good reason: (i) all annual performance shares credited or entitled to be credited through the date of termination will immediately vest; (ii) a pro rata portion of annual performance shares for the year in which the termination occurs will immediately vest; and, except as set forth in the following sentence, (iii) any remaining annual performance shares and true up performance shares will be forfeited. For a termination that occurs more than 18 months after a change of control has occurred, shares that had been converted to time based shares as a result of the change of control and would have vested over the next twelve months will immediately vest upon such termination.

        The following table provides information concerning the estimated payments and benefits that would have been provided to Mr. Laub in the circumstances described above, assuming, as applicable, a termination date of December 31, 2012.

	Estimated Payments and Benefits(1)
			Involuntary Termination Other Than For Cause, Termination due to Death or Disability or Voluntary Termination for Good Reason
	Change of Control with Continued Employment ($)
Type of Benefit			Not in Connection with a Change of Control ($)	In Connection with a Change of Control ($)
Salary	—		1,510,000	2,265,000
Annual Incentive Bonuses	—		1,208,000	3,624,000
Employment Agreement Vesting Acceleration(2)	—		6,951,395	16,238,102
Performance-Based Restricted Stock Unit Award Acceleration(3)	2,510,838	(4)	1,746,671	5,240,000
Reimbursement for Premiums Paid for Continued Health Benefits(5)	—		28,978	28,978

Total Benefits:	2,510,838		11,445,044	27,396,080

(1)
Payments and benefits are estimated assuming that the triggering event took place on December 31, 2012, and the price per share of Atmel's common stock is the closing price on the NASDAQ Global Select Market as of that date ($6.55). The payments and benefits shown in connection with a change of control are estimated assuming that the executive does not use transitional outplacement benefits; amounts for any such benefits actually paid are not expected to be significant. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such an event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The Employment Agreement provides that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by Section 4999 of the Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to Mr. Laub on an after-tax basis. Assuming a termination date of December 31, 2011, Atmel believes that Mr. Laub would receive the full termination benefits set forth in his Employment Agreement.

(2)
Reflects the aggregate market value of unvested option grants and restricted stock units (other than performance-based restricted stock units) that would become vested under the circumstances. Aggregate market value for such stock options is computed by multiplying (i) the difference between $6.55 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2012. Aggregate market value for such restricted stock units is computed by multiplying (i) $6.55 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2012.

(3)
Reflects the aggregate market value of performance-based restricted stock units that would become vested under the circumstances. Aggregate market value for performance-based restricted stock units is computed by multiplying (i) $6.55 by (ii) the number of shares underlying such restricted stock units at December 31, 2012.

(4)
Pursuant to the terms of the performance-based restricted stock unit award agreement for Mr. Laub, the remainder of the shares (416,666 shares) subject to the award will convert into time based shares and such shares have an aggregate market value of $2,729,162 computed in accordance with footnote (3) above.

(5)
Assumes continued coverage of health coverage benefits at the same level of coverage provided for fiscal 2012.

    Change of Control Severance Plan/Performance-Based Restricted Stock Unit Award Agreements

        The Compensation Committee of the Board has adopted a change of control and severance plan (the "COC Plan") in which Atmel's executive officers (other than Atmel's Chief Executive Officer) are eligible to participate, provided that each individual executes a participation agreement, waives his or her right to any severance provided under any other agreement or plan, and agrees to an amendment to any existing employment or other agreement pursuant to which such individual is entitled to severance benefits.

        In accordance with the COC Plan, the named executive officers other than Mr. Laub and Mr. Lifsey (who retired effective October 31, 2012) (each, an "Eligible Participant") will be entitled to receive the following severance benefits, contingent on such individual signing and not revoking a separation agreement and release of claims in favor of Atmel and not soliciting any employee of Atmel for a period of twelve (12) months:

  •
  In the event of a termination of employment without cause or due to death or disability that does not occur within a "change of control determination period," an Eligible Participant will be entitled to receive:

  •
  A lump sum payment in cash equal to one hundred percent (100%) of the employee's annual base salary, as in effect at the time of termination;

  •
  A lump sum payment in cash equal to the employee's target incentive compensation for the year of termination, pro-rated to the date of termination; and

  •
  Twelve (12) months Company-paid COBRA coverage.

  •
  In the event of a termination of employment without cause, a resignation for good reason or a termination of employment due to death or disability, in each case within a "change of control determination period," an Eligible Participant will be entitled to receive:

  •
  A lump sum payment in cash equal to one hundred percent (100%) of the employee's annual base salary, as in effect at the time of termination;

  •
  A lump sum payment in cash equal to one hundred percent (100%) of the employee's target incentive compensation for the year of termination;

  •
  A lump sum payment in cash equal to the employee's target incentive compensation for the year of termination, pro-rated to the date of termination;

  •
  One hundred percent (100%) vesting acceleration of unvested equity awards outstanding on the later of the date of termination or the change of control, other than performance-based restricted stock unit awards or other awards that vest based on achievement of performance goals;

  •
  Twelve (12) months Company-paid COBRA coverage; and

  •
  Transitional outplacement benefits in accordance with the policies and guidelines of Atmel as in effect immediately prior to the change of control.

        Under the COC Plan, "change of control determination period" means the time period beginning three (3) months before a change of control (as defined in the COC Plan) and ending 18 months following a change of control.

        In 2011, the Compensation Committee of the Board approved the 2011 Plan and the issuance of performance-based restricted stock unit awards to Atmel's executive officers. Executive officers receive change of control protection under their performance-based restricted stock unit award agreement, such that: (i) all annual performance shares that have been credited or entitled to be credited through a change of control based on Atmel's actual performance through the most recently completed year prior to the change of control will immediately vest and be released; (ii) a pro rata portion, measured in quarterly increments, of annual performance shares for the year in which the change of control occurs will immediately vest and be released; (iii) all "true up" performance shares and all remaining annual performance shares for years completed prior to the change of control will immediately vest and be released based on Atmel's actual performance through the most recently completed year prior to the change of control if they would have otherwise been credited; and (iv) any remaining annual performance shares and "true up" performance shares that are not so vested and released will be converted into time based shares, vesting quarterly through December 31, 2013. For a termination without cause, resignation for good reason or termination due to death or disability in connection with a change of control, all annual performance shares and true up performance shares which have been or would have been, but for the executive officer's termination prior to the date of the change of control, converted to time based shares upon the change of control will immediately vest, such that all shares awarded under the 2011 Plan will become fully vested upon such termination. Executive officers also receive death and disability protection under their performance-based restricted stock unit award agreement, such that: (i) all annual performance shares credited or entitled to be credited through the date of death or disability will immediately vest and be released; (ii) a pro rata portion, measured in quarterly increments, of annual performance shares for the year in which the death or disability occurs will immediately vest and be released; and (iii) any remaining annual performance shares and true up performance shares for that executive officer will be forfeited.

        The following table provides information concerning the estimated payments and benefits that would have been provided to the following named executive officers in the circumstances described above, assuming, as applicable, a termination date of December 31, 2012.

		Estimated Payments and Benefits(1)
				Involuntary Termination Other Than For Cause or Termination due to Death or Disability			Voluntary Termination for Good Reason
Name	Type of Benefit	Change of Control with Continued Employment ($)		Not in Connection With a Change of Control ($)		In Connection With a Change of Control ($)	In Connection With a Change of Control ($)
Stephen Cumming	Salary	—		410,000		410,000	410,000
	Annual Incentive Bonus	—		348,500		697,000	697,000
	COC Plan Vesting Acceleration(2)	—		—		2,666,953	2,666,953
	Performance-Based Restricted Stock Unit Award Acceleration(3)	360,934	(4)	251,086	(5)	753,250	753,250
	Continued Coverage of Employee Benefits(6)	—		19,319		19,319	19,319

	Total Benefits:	360,934		1,028,904		4,546,522	4,546,522

Tsung-Ching Wu	Salary	—		509,200		509,200	509,200
	Annual Incentive Bonus	—		432,820		865,640	865,640
	COC Plan Vesting Acceleration(2)	—		—		3,469,638	3,469,638
	Performance-Based Restricted Stock Unit Award Acceleration(3)	439,400	(4)	305,671	(5)	917,000	917,000
	Continued Coverage of Employee Benefits(6)	—		19,319		19,319	19,319

	Total Benefits:	439,400		1,267,010		5,780,797	5,780,797

Robert Valiton	Salary	—		370,000		370,000	370,000
	Annual Incentive Bonus	—		296,000		592,000	592,000
	COC Plan Vesting Acceleration(2)	—		—		2,601,998	2,601,998
	Performance-Based Restricted Stock Unit Award Acceleration(3)	392,322	(4)	272,921	(5)	818,750	818,750
	Continued Coverage of Employee Benefits(6)	—		18,365		18,365	18,365

	Total Benefits:	392,322		957,286		4,401,113	4,401,113

Scott Wornow	Salary	—		385,000		385,000	385,000
	Annual Incentive Bonus	—		288,750		577,500	577,500
	COC Plan Vesting Acceleration(2)	—		—		2,090,636	2,090,636
	Performance-Based Restricted Stock Unit Award Acceleration(3)	282,469	(4)	196,500	(5)	589,500	589,500
	Continued Coverage of Employee Benefits(6)	—		19,319		19,319	19,319

	Total Benefits:	282,469		889,569		3,661,954	3,661,954

(1)
Payments and benefits are estimated assuming that the triggering event took place on December 31, 2012, and the price per share of Atmel's common stock is the closing price on the NASDAQ Global Select Market as of that date ($6.55). The payments and benefits shown in connection with a change of control are estimated assuming that the executive does not use transitional outplacement benefits; amounts for any such benefits actually paid are not expected to be significant. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The COC Plan provides that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by Section 4999 of the Code, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis.

(2)
Reflects the aggregate market value of unvested option grants and restricted stock units (other than performance-based restricted stock units) that would become vested under the circumstances. Aggregate market value for such stock options is computed by multiplying (i) the difference between $6.55 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 31, 2012. Aggregate market value for such restricted stock units is computed by multiplying (i) $6.55 by (ii) the number of shares underlying unvested restricted stock units at December 31, 2012.

(3)
Reflects the aggregate market value of performance-based restricted stock units that would become vested under the circumstances. Aggregate market value for performance-based restricted stock units is computed by multiplying (i) $6.55 by (ii) the number of shares underlying such restricted stock units at December 31, 2012.

(4)
Pursuant to the terms of the performance-based restricted stock unit award agreement for each named executive officer, the remainder of the shares subject to the award will convert into time based shares and such shares will have an aggregate market value as follows (computed in accordance with footnote (3) above): Mr. Cumming: 59,896 shares with a value of $392,316; Mr. Wu: 72,916 shares with a value of $477,600; Mr. Valiton: 65,104 shares with a value of $426,428; and Mr. Wornow: 46,875 shares with a value of $307,031.

(5)
Reflects the aggregate market value of performance-based restricted stock units that would become vested upon a termination for death or disability only.

(6)
Assumes continued coverage of health coverage benefits at the same level of coverage provided for fiscal 2012.

Compensation of Directors

        The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2012. Mr. Laub and Mr. Wu, who are our employees, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Charles Carinalli	78,000	154,348	232,348
Papken Der Torossian	69,000	154,348	223,348
Dr. Edward Ross	73,000	154,348	227,348
Jack L. Saltich	93,000	154,348	247,348
David Sugishita	158,500	154,348	312,848

(1)
Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions. See footnote (1) to the "Summary Compensation Table" for a description of the assumptions used in the valuation of these awards.

(2)
As of December 31, 2012, the aggregate number of shares underlying options and restricted stock units outstanding for each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options	Aggregate Number of Shares Underlying RSUs
Charles Carinalli	49,000	29,926
Papken Der Torossian	111,500	29,926
Dr. Edward Ross	74,000	29,926
Jack L. Saltich	41,500	29,926
David Sugishita	9,625	29,926

    Standard Director Compensation Arrangements

    Cash Compensation

        During fiscal 2012, each non-employee director received a cash retainer of $50,000, paid in installments, for service on the Board and its committees. The non-executive chairman of the Board received a cash retainer of $60,000 for 2012. In addition, each non-employee director received $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee director served. Also, non-employee directors who served as committee chairs received an annual retainer for such service in the amount of $17,500 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Corporate Governance and Nominating Committee. Non-employee directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings and their out-of-pocket business expenses associated with service on the Board and its committees.

    Equity Compensation

        During fiscal 2012, equity compensation was issued as follows: (i) the target value for "initial" grants to a new non-employee director was set at $280,000, payable entirely in restricted stock units that will vest annually over 4 years from the effective date and (ii) the target value for "annual" grants to our non-employee directors was set at $180,000, payable entirely in restricted stock units (based on a 30-day trailing average from the date of grant), with a cliff vest after one year.

        All outstanding, unvested equity awards (e.g., options and restricted stock units) held by non-employee members of the Board of Directors shall vest 100% upon a change of control of Atmel.

        During fiscal 2011, our Board enacted mandatory stock ownership guidelines for directors. Those guidelines require each director to hold equity in Atmel equal to three (3) times the annual cash retainer received by that director; that target equity threshold may be reached by a director within three (3) years, and will continue to roll forward to reflect any increases in the annual cash retainer paid to directors.

Equity Compensation Plan Information

        The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance (without giving effect to any full award conversion ratios applicable to restricted stock units), under Atmel's equity compensation plans as of December 31, 2012 (share amounts in thousands).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	28,619(1)(2)	4.33(3)	28,632(4)
Equity compensation plans not approved by security holders	—	—	—
Total	28,619	4.33	28,632

(1)
Includes options to purchase shares outstanding under the 2005 Stock Plan. Excluded from the table are 0.4 million shares subject to equity awards that we assumed in December 2012 in connection with an acquisition that we completed. We do not plan to issue additional equity under that assumed plan.

(2)
Includes 21,944 restricted stock units granted under our 2005 Stock Plan that had not vested as of such date.

(3)
This weighted-average exercise price does not include outstanding restricted stock units.

(4)
Consists of 6,148 shares available for future issuance under our 2005 Stock Plan (for options, restricted stock units and performance-based restricted stock units) and 22,484 shares available for future issuance under our 2010 Employee Stock Purchase Plan. Pursuant to our 2005 Stock Plan, each share subject to restricted stock, restricted stock units (including performance shares) and stock purchase rights granted prior to May 18, 2011 is counted as one-and-78/100 (1.78) shares against the shares available for grant under the 2005 Stock Plan and each share subject to restricted stock, restricted stock units (including performance shares) and stock purchase rights granted on or after May 18, 2011 is counted as one-and-61/100 (1.61) shares against the shares available for grant under the 2005 Stock Plan.

 SECURITY OWNERSHIP

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 4, 2013 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors, nominees for director and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices.

Beneficial Owner(1)	Common Stock Beneficially Owned(2)	Approximate Percent Beneficially Owned(2)
T. Rowe Price Associates, Inc.(3)	73,419,720	17.12%
Janus Capital Management LLC(4)	53,587,512	12.49%
UBS Global Asset Management Americas Inc.(5)	26,010,028	6.06%
BlackRock, Inc.(6)	25,347,530	5.91%
Steven Laub(7)	4,931,446	1.14%
Stephen Cumming(8)	462,980	*
Tsung-Ching Wu(9)	8,961,542	2.09%
Rob Valiton(10)	197,116	*
Scott Wornow(11)	102,293	*
David Sugishita(12)	52,106	*
Charles Carinalli(13)	151,482	*
Dr. Edward Ross(14)	131,482	*
Papken Der Torossian(15)	222,182	*
Jack L. Saltich(16)	99,656	*
Walt Lifsey(17)	87,078	*
All current directors and executive officers as a group (11 persons)(18)	15,312,285	3.55%

*
Less than one percent of the outstanding common stock

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110.

(2)
Based on 428,879,162 shares outstanding on March 4, 2013. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel's common stock subject to options and restricted stock units held by that person that will be exercisable/vested within 60 days after March 4, 2013, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes 25,083,920 shares as to which T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power and 73,419,720 shares as to which Price Associates has sole dispositive power. Based on a Schedule 13G, Amendment No. 1 filed with the SEC on February 7, 2013. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Based on a Schedule 13G, Amendment No. 3 filed with the SEC on February 14, 2013. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

(5)
Includes 21,591,007 shares as to which UBS Global Asset Management Americas Inc. ("UBS") has sole voting power and 26,010,028 shares as to which UBS has shared dispositive power. Based on a Schedule 13G, Amendment No. 1 filed with the SEC on February 12, 2013. The address of UBS is Bahnhofstrasse 45, PO Box CH-8001, Zurich V8 CH 8001, Switzerland.

(6)
Based on a Schedule 13G, Amendment No. 3 filed with the SEC on January 30, 2013. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(7)
Includes 3,024,340 shares owned directly. Also includes 1,907,106 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(8)
Includes 344,347 shares owned directly. Also includes 118,633 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(9)
Includes 1,495,684 shares owned directly, 6,644,902 shares held in trust, of which Mr. Wu and his wife are the trustees, and 257,170 shares held in trust for Mr. Wu's children, of which Mr. Wu and his wife are the trustees. Also includes 563,786 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(10)
Includes 127,982 shares owned directly. Also includes 69,134 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(11)
Includes 102,293 shares owned directly. No shares are issuable under stock options exercisable within 60 days after March 4, 2013.

(12)
Includes 42,481 shares owned directly. Also includes 9,625 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(13)
Includes 43,315 share owned directly, and 59,167 shares held in trust, of which Mr. Carinalli and his wife are the trustees. Also includes 49,000 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(14)
Includes 57,482 shares owned directly. Also includes 74,000 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(15)
Includes 25,481 shares owned directly, 79,201 shares held in trust, of which Mr. Der Torossian and his wife are the trustees, and 6,000 shares held by Mr. Der Torossian's IRA. Also includes 111,500 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(16)
Includes 46,156 shares owned directly, and 12,000 shares held in trust, of which Mr. Saltich and his wife are the trustees. Also includes 41,500 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(17)
Mr. Lifsey retired effective October 31, 2012. Pursuant to the terms of his Separation Agreement with the Company, Mr. Lifsey became a consultant to the Company and the vesting of his equity awards continued on the terms set forth in the Separation Agreement. Accordingly, includes 28,625 shares owned directly and 58,453 shares issuable under stock options exercisable within 60 days after March 4, 2013.

(18)
Includes 2,944,284 shares issuable to current directors and executive officers (excluding Mr. Lifsey) under stock options exercisable within 60 days after March 4, 2013.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In accordance with the charter for the Audit Committee, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The related party transactions that our Audit Committee reviewed since the beginning of fiscal 2012 were neither reportable nor significant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2012, all Section 16(a) reports were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel's financial statements, Atmel's compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel's internal accounting and financial controls. This purpose is more fully described in the charter of the Audit Committee which can be accessed on our website at http://ir.atmel.com/governance.cfm.

        Our Audit Committee has (1) reviewed and discussed the audited financial statements with management and with KPMG LLP, our independent registered public accounting firm, (2) discussed with management and with KPMG LLP the evaluation of Atmel's internal controls and the audit of the effectiveness of Atmel's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board, and (4) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

        Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee of the Board of Directors.

David Sugishita (Chairman) Charles Carinalli Jack L. Saltich

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: March 29, 2013
San Jose, California

Appendix A

AMENDMENT NO. 1 TO THE
ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 18, 2011)

        The Atmel Corporation 2005 Stock Plan, as amended and restated May 18, 2011 (as amended to date, the "Plan") is hereby amended, subject to, and contingent upon, shareholder approval, as follows:

  1.
  Amendments to Section 4(a).

  (a)
  The first sentence of Section 4(a) of the Plan is hereby amended by deleting the term "133,000,000" and substituting the term "158,000,000" in its place and stead.

  (b)
  Footnote 1 to Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows: "1. Includes 58,000,000 Shares approved by the Company's Stockholders on May 14, 2008, 19,000,000 Shares approved by the Company's Stockholders on May 18, 2011 and 25,000,000 Shares approved by the Company's Stockholders on May 9, 2013."

  (c)
  The second paragraph of Section 4(a) is hereby amended by inserting the following after the fourth sentence therein: "Shares that would otherwise be issued or delivered under the Plan but are not issued or delivered because the Shares are repurchased by the Company with Option exercise proceeds will not become available for future grant or sale under the Plan."

  2.
  Amendments to Section 4(b).

  (a)
  The second paragraph of Section 4(b) of the Plan is hereby amended by inserting the words "but prior to May 9, 2013" after the date "May 18, 2011" in each of the second and fifth lines thereof.

  (b)
  Section 4(b) of the Plan is hereby amended by inserting a new paragraph at the end thereof as follows:

      "Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 9, 2013 will be counted against the numerical limits of this Section 4 as one and 57/100 (1.57) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 9, 2013 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 57/100 (1.57) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

  3.
  Amendments to Section 5(c).

  (a)
  Section 5(c)(ii) of the Plan is hereby amended (i) by inserting the words "or SAR exchange program" after the words "Option Exchange Program" and (ii) by inserting the words "or SAR" after each instance of the word "Option" in the second line thereof.

  (b)
  Section 5(c)(iii) of the Plan is hereby amended (i) by inserting the words "or SARs" after the word "Options" in the first line thereof.

ATMEL CORPORATION

2005 STOCK PLAN

(AS AMENDED AND RESTATED MAY 18, 2011)

        1.     Background.    The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

        2.     Purposes of the Plan.    The purposes of this 2005 Stock Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide additional incentive to Employees, Directors and Consultants, and

    •
    to promote the success of the Company's business.

        3.     Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

          (b)   "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          (c)   "Applicable Laws" means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and any other applicable laws of any jurisdiction in which Awards are, or will be, granted under the Plan.

          (d)   "Award" means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

          (e)   "Award Agreement" means the written agreement (including in electronic form) setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and may be amended, from time to time, by the Administrator subject to the terms of this Plan.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Cash Flow" means cash generated from operating activities.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (i)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

          (j)    "Common Stock" means the common stock of the Company.

          (k)   "Company" means Atmel Corporation, a Delaware corporation, and any successor thereto.

          (l)    "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (m)  "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

          (n)   "Director" means a member of the Board, either as an Employee or an Outside Director.

          (o)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (p)   "Earnings Per Share" means Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

          (q)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s)   "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

          (t)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or, if the day of determination is not a trading day, the average of the closing sales prices (or the closing bids, if no sales were reported) on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (u)   "Fiscal Year" means the fiscal year of the Company.

          (v)   "Grant Date" means, with respect to an Award, the date that the Award was granted.

          (w)  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (x)   "Margin" means the Company's or a business unit's gross or operating margin.

          (y)   "Market Share" means sales generated by particular segments or products of the Company relative to the total market sales of such segments or products.

          (z)   "Net Income" means Revenue minus expenses.

          (aa) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (bb) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

          (cc) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (dd) "Operating Profit" means the Company's or a business unit's profits from operations.

          (ee) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

          (ff)  "Option Exchange Program" means a program whereby outstanding Options are surrendered or cancelled in exchange for the right to receive options of the same type, of a different type and/or cash pursuant to such terms as the Administrator may determine.

          (gg) "Optioned Stock" means the Common Stock subject to an Award.

          (hh) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

           (ii)  "Outside Director" means a Director who is not an Employee.

          (jj)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (kk) "Participant" means the holder of an outstanding Award, which shall include an Optionee.

          (ll)   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award for a Performance Period. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Earnings Per Share, (c) Margin, (d) Market Share, (e) Net Income, (f) Operating Profit, (g) Product Development, (h) Product Unit Sales, (i) Revenue, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, the passage of time, performance at other companies and/or versus other Performance Goal(s) or financial metric(s)), (iii) in dollar or percentage terms, (iv) on a per share and/or per capita basis or against the Company's outstanding shares, (v) against the performance of the Company as a whole or against particular segments or products of the Company and/or other companies, (vi) in accordance with generally accepted accounting principles ("GAAP") or on a non-GAAP basis, and/or (vii) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions or restructurings) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than GAAP.

          (mm)  "Performance Period" means any Fiscal Year or such other period longer or shorter than a Fiscal Year but, in any case, not shorter than a fiscal quarter or longer than six (6) Fiscal Years, as determined by the Administrator in its sole discretion.

          (nn) "Plan" means this 2005 Stock Plan, as amended.

          (oo) "Product Development" means the objective and measurable goals approved by the Administrator for the creation or manufacture of products, which goals may include (but not by way of limitation) conformance to design specifications or requirements not to exceed specified defect levels.

          (pp) "Product Unit Sales" means the number of product units sold to third parties.

          (qq) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

          (rr   "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (ss)  "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 14.

          (tt)  "Retirement" means, in the case of an Employee or Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) years of service. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement."

          (uu) "Revenue" means net sales generated from third parties.

          (vv) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ww)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (xx) "Section 409A" means Section 409A of the Code and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

          (yy) "Service Provider" means an Employee, Director or Consultant.

          (zz) "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (aaa)  "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option (either affiliated or tandem) that pursuant to Section 13 is designated as a SAR.

          (bbb)  "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

          (ccc)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (ddd)  "Tax Obligations" means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant's FICA obligation) that are required to be withheld by the Company or the employing Subsidiary, (b) the Participant's and, to the extent required by the Company (or the employing Subsidiary), the Company's (or the employing Subsidiary's) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

          (eee)  "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment or engagement as a consultant by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous employment as an Employee or re-engagement of the Consultant by the Company or an Affiliate; and (c) in the case of a Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous employment as an Employee or engagement as a Consultant by the Company or an Affiliate.

          (fff) "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share, or stockholder return relative to a recognized industry index, including, for example, the Philadelphia Semiconductor Index.

        4.     Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 133,000,000 Shares.(1) The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to the Company or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 4(a), subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 4(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this paragraph.

          (b)   Full Value Awards.    Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 but prior to May 18, 2011 will be counted against the numerical limits of this Section 4 as one and 78/100 (1.78) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 14, 2008 but prior to May 18, 2011 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 78/100 (1.78) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(1)
Includes 58,000,000 Shares approved by the Company's stockholders on May 14, 2008 and 19,000,000 Shares approved by the Company's stockholders on May 18, 2011.

          Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 18, 2011 will be counted against the numerical limits of this Section 4 as one and 61/100 (1.61) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 18, 2011 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 61/100 (1.61) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

        5.     Administration of the Plan.

          (a)   Procedure.

              (i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

           (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

          (viii)  to determine the form and manner in which Participants may designate beneficiaries of Awards in the event of the Participant's death, including determining the Participants or classes of Participants who may designate beneficiaries with respect to any Award or type of Award;

            (ix)  to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (x)  to allow Optionees to satisfy Tax Obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

           (xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)   Additional Power of Administrator Requiring Stockholder Approval.    The Administrator shall have authority to take the following actions, but only if not otherwise prohibited by the provisions of the Plan and only if approval by the Company's stockholders is obtained:

              (i)  reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval;

             (ii)  institute an Option Exchange Program to allow for the cancellation of an outstanding Option followed by its immediate replacement with a new Option with a lower exercise price, or with a different type of Award, cash or a combination thereof; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval; and

            (iii)  institute any other program that would constitute a revaluation or repricing of Options; provided, however, that the Administrator shall have the power to make adjustments in the exercise price of any Award pursuant to Section 16 without the necessity of obtaining stockholder approval.

          (d)   Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

        6.     Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        7.     Limitations.

          (a)   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b)   Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)   The following limitations shall apply to grants of Options, Stock Purchase Rights, Stock Appreciation Rights and Restricted Stock Units:

              (i)  No Service Provider shall be granted, in any fiscal year of the Company, Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase more than 5,000,000 Shares.

             (ii)  In connection with his or her initial service, a Service Provider may be granted Options, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units to purchase up to an additional 5,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16.

            (iv)  If an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Unit is reduced, the transaction will be treated as a cancellation of the Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units and the grant of a new Option, Stock Purchase Rights, Stock Appreciation Rights or Restricted Stock Units.

        8.     Term of Plan.    Subject to Section 22 of the Plan, the Plan shall become effective upon adoption by the Board and obtaining stockholder approval. The Plan amends and restates the previous 1996 Stock Plan. It shall continue in effect until March 25, 2021 unless terminated earlier under Section 18 of the Plan.

        9.     Term of Option.    The term of each Option shall be stated in the Award Agreement; however, the term of an Option granted on or after April 9, 2008 shall be no longer than ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

        10.   Option Exercise Price and Consideration.

          (a)   Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (i)  In the case of an Incentive Stock Option

              (A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date.

              (B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

             (ii)  In the case of a Nonstatutory Stock Option granted on or after April 9, 2008, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the per Share exercise price shall be no less than 100% of the Fair Market Value per share on the Grant Date . In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

            (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a merger or other corporate transaction.

          (b)   Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c)   Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)  cash;

             (ii)  check;

            (iii)  other Shares, which in the case of Shares acquired directly or indirectly from the Company, (A) have been vested and owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

             (v)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

            (vi)  any combination of the foregoing methods of payment; or

           (vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        11.   Exercise of Option.

          (a)   Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Except for options granted prior to October 11, 1996, or unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)   Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)   Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)   Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee's death within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Optionee in a form and manner acceptable to the Administrator, then such Option may be exercised by the personal representative of the Optionee's estate or in the event no administration of the Optionee's estate is required, then by the successor-in-interest to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, as the case may be. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        12.   Stock Purchase Rights.

          (a)   Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)   Number of Shares.    The Administrator shall have complete discretion to determine the number of Stock Purchase Rights granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted Stock Purchase Rights covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

          (c)   Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (d)   Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (e)   Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

          (f)    Death of Participant.

              (i)  Exercise of Stock Purchase Right.    If a Participant dies while a Service Provider, the Stock Purchase Right may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent the Stock Purchase Right is vested on the date of death (but in no event later than the expiration date set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such Stock Purchase Right may be exercised by the personal representative of the Participant's estate or in the event no administration of the Participant's estate is required, then by the successor-in-interest to whom the Stock Purchase Right is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution, as the case may be. If, at the time of death, the Participant is not vested as to his or her entire Stock Purchase Right, the Shares covered by the unvested portion of the Stock Purchase Right shall immediately revert to the Plan. If the Stock Purchase Right is not so exercised within the time as specified in the Award Agreement, the Stock Purchase Right shall terminate, and the Shares covered by such Stock Purchase Right shall revert to the Plan.

             (ii)  Release from Escrow.    If a Participant dies while a Service Provider, any Shares subject to a Stock Purchase Right (A) that have been released from the Company's repurchase option or for which the Company's repurchase option expires or has expired unexercised, and (B) that are not yet released from escrow, shall be issued, and certificates evidencing such released Shares shall be delivered, to the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such Shares shall be transferred to the personal representative of the Participant's estate or in the event no administration of the Participant's estate is required, then to the successor-in-interest pursuant to the Participant's will or in accordance with the laws of descent and distribution, as the case may be.

        13.   Stock Appreciation Rights.

          (a)   Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator may grant affiliated SARs, freestanding SARs, tandem SARs, or any combination thereof.

              (i)  Number of Shares.    The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

             (ii)  Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, except as may be required by law to ensure favorable tax treatment in a non-U.S. jurisdiction, the exercise price of a freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of tandem or affiliated SARs shall equal the Exercise Price of the related Option.

          (b)   Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a tandem SAR granted in connection with an Incentive

  Stock Option: (a) the tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the tandem SAR is exercised; and (c) the tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (c)   Exercise of Affiliated SARs.    An affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

          (d)   Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

          (e)   SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (f)    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; however, a SAR granted on or after April 9, 2008 shall expire no later than ten (10) years from the Grant Date. Notwithstanding the foregoing, the rules of Section 11 also shall apply to SARs.

          (g)   Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised.

          At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. For purposes of Section 4 of the Plan, the reduction in Shares available for future issuance upon the grant of the SAR will be determined at the Grant Date based on the full number of Shares subject to the SAR. Upon settlement of the SAR, there will be no further reduction in Shares available for future issuance under Section 4 of the Plan. Upon the forfeiture of all or a portion of the SAR, the forfeited Shares shall be returned to the Shares available for future issuance under Section 4 of the Plan. For avoidance of doubt, upon settlement of a SAR, Shares will not be returned to the Shares available for future issuance under Section 4 of the Plan, notwithstanding the fact that if Shares are issued in settlement of a SAR they will be issued only based on the difference between the Fair Market Value of a Share on the date of exercise over the exercise price.

        14.   Restricted Stock Units.

          (a)   Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.

          (b)   Number of Shares.    The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted Restricted Stock Units covering more than 5,000,000 Shares, unless in connection with his or her initial service as described in Section 7(c)(ii).

          (c)   Value of Restricted Stock Units.    Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the Grant Date.

          (d)   Performance Goals and Other Terms.    The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the Performance Goals or other vesting provisions (including the effects of an actual change of control) must be met will be called the "Performance Period." Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

          (e)   Duration of Performance Periods.    The Administrator will set the length of time for a Performance Period, subject to the following limits:

              (i)  The Performance Period related to Restricted Stock Units with Performance Goals shall not be less than one (1) year; and

             (ii)  The Performance Period related to Restricted Stock Units with time-based vesting provisions shall not be less than three (3) years;

  provided, however, that up to five percent (5%) of the shares currently authorized for grant under the Plan may be subject to Restricted Stock Units without such limits on the length of the Performance Period.

          (f)    Earning of Restricted Stock Units.    After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator shall not reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit; provided, however, that the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Restricted Stock Unit in the event of a Participant's death, Disability, or Retirement, or in the event of an actual change of control, the sale of substantially all of the assets of the Company, or a merger of the Company with or into another entity pursuant to which the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction.

          (g)   Form and Timing of Payment of Restricted Stock Units.    Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

          (h)   Cancellation of Restricted Stock Units.    On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

          (i)    Death of Participant.    If a Participant dies while a Service Provider, any earned Restricted Stock Units that have not yet been paid shall be paid to the Participant's designated beneficiary, provided such beneficiary has been designated prior to the Participant's death in a form and manner acceptable to the Administrator, pursuant to Section 5(b)(viii). If no beneficiary has been designated by the Participant in a form and manner acceptable to the Administrator, then such earned Restricted Stock Units shall be paid to the personal representative of the Participant's estate or in the event no administration of the Participant's estate is required, then to the successor-in-interest pursuant to the

  Participant's will or in accordance with the laws of descent and distribution, as the case may be. If, at the time of death, the Participant holds any Restricted Stock Units that are not yet earned, the unearned Restricted Stock Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

        15.   Non-Transferability of Awards.    Unless determined otherwise by the Administrator and except as set forth in Sections 11(d), 12(f), 13(f) and 14(i), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        16.   Adjustments Upon Changes in Capitalization, Dissolution or Liquidation, Merger or Asset Sale.

          (a)   Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 4, 7, 13 and 14 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. Notwithstanding anything in this Section 16(b) to the contrary, for Awards granted on or after August 14, 2008, that may be considered "deferred compensation" within the meaning of Section 409A, the payment of any Awards that accelerate in accordance with this Section 16(b) nevertheless will be made at the same time or times as if such Awards had vested in accordance with the vesting provisions applicable to such Awards unless otherwise determined by the Administrator.

          (c)   Merger or Asset Sale.    For Awards granted prior to August 14, 2008, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. For Awards granted on or after August 14, 2008, in the event of (i) a merger of the Company with or into another corporation, other than a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its Parent outstanding immediately after such merger or (ii) the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award (whether granted prior to, on or after August 14, 2008), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this Section 16(c), the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right (on no less favorable terms and conditions) to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

          Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

        17.   Date of Grant.    The Grant Date of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        18.   Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)   Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and to adopt material Plan amendments, including:

              (i)  A material increase in benefits accrued to Participants under the Plan;

             (ii)  An increase in the number of shares that may be optioned or sold under the Plan;

            (iii)  A material modification (expansion or reduction) of the class of participants in the Plan; or

            (iv)  A provision permitting the Administrator to lapse or waive restrictions on Awards at its discretion.

          (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        19.   Conditions Upon Issuance of Shares.

          (a)   Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        20.   Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        21.   Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        22.   Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

        23.   Tax Withholding.

          (a)   Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy an amount sufficient to satisfy all Tax Obligations with respect to such Award (or exercise thereof).

          (b)   Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000167572_1 R1.0.0.51160 ATMEL CORPORATION 1600 TECHNOLOGY DRIVE SAN JOSE, CA 95110 ATTN: LEGAL DEPARTMENT VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01. Steven Laub 02. Tsung-Ching Wu 03. David Sugishita 04. Papken Der Torossian 05. Jack L. Saltich 06. Charles Carinalli 07. Dr. Edward Ross The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. For Against Abstain 3. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers. 4. To approve an amendment to the Atmel Corporation 2005 Stock Plan to, among other things, increase the number of shares reserved for issuance thereunder by 25,000,000. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000167572_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . ATMEL CORPORATION Annual Meeting of Stockholders May 9, 2013 2:00 PM This proxy is solicited by the Board of Directors The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby appoints Steven Laub and Scott Wornow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 9, 2013 at 2:00 p.m., local time, at Atmel Corporation, 1600 Technology Drive, San Jose, California 95110 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PERSONS LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE